UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Soliciting Material under § 240.14a-12
ROPER TECHNOLOGIES, INC.
(Formerly Roper Industries, Inc.)
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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6496 University Parkway		Telephone (941) 556-2601
Sarasota, Florida 34240		Fax (941) 556-2670

Roper Technologies, Inc.

April 25, 2025

Dear Fellow Shareholders:

As your Board of Directors, we oversee Roper’s efforts to continually create sustainable long-term value for you. Together with our management team, we continuously enhance and efficiently execute our strategy through prudent risk management, disciplined capital deployment, sound strategic thinking, comprehensive operational rigor, performance-driven compensation programs, effective talent and succession planning, adherence to the highest ethical standards and levels of integrity, and ongoing review and refinement of the Board’s governance practices.

Our Strategy for Long-Term and Elite Value Creation for Shareholders

Over the past fifteen years, our shareholders earned a compound annual return of 17.2% and a total shareholder return of 983.7%, compared to the total return of the S&P 500 of 602.7%. While Roper’s total shareholder return in 2024 was -4.1%, for the first quarter of 2025, Roper’s total shareholder return was 13.6% compared to -4.3% for the S&P 500.

Our long history of superior shareholder returns and compounding cash flow is the result of Roper’s simple, yet powerful strategy:

•

Cash Generation Through Operating Excellence: Our enterprise consists of niche, asset-light businesses with leading software solutions and technologies that generate significant free cash flow, enabling future investments for sustainable long-term growth and cash flow compounding. Operating excellence, underpinned by our strategic focus on intellectual capital, product development, go-to-market strategies, and a high degree of customer intimacy drives cash generation which, in 2024, resulted in another strong year of performance with adjusted operating cash flow and adjusted free cash flow of $2.39 billion and $2.28 billion, respectively. We strive to improve each of our businesses every year through a disciplined focus on: enhancing talent, thoughtful strategy development, and rigorous execution.

•

Disciplined Capital Deployment: We have a unique and disciplined capital deployment model that has guided the successful investment of tens of billions of dollars into additional businesses becoming part of the Roper portfolio. Unlike many companies that use cash to pay large dividends and routinely implement share buyback plans, Roper deploys the vast majority of its available cash to acquire new businesses to fuel compounding cash flow growth and value creation for shareholders. This past year we allocated $3.6 billion of capital toward vertical-market software acquisitions, highlighted by Procare Solutions, a leading provider of software and solutions to early childhood education centers, for $1.86 billion and Transact Campus, a leading provider of innovative campus technology and integrated payment solutions for $1.60 billion which was combined with our CBORD business. We entered 2025 poised to deploy substantial capital towards our acquisition strategy, including our announced $1.65 billion acquisition of CentralReach, a leading provider of software for professionals serving patients with autism spectrum disorder and related intellectual and developmental disabilities.

The Board’s Role in Roper’s Success

The Board contributes significantly to Roper’s strong performance. As directors, each of us commits to the extensive time obligation and rigorous workload required to serve on Roper’s Board. We continually monitor the existing portfolio of Roper businesses, review capital deployment opportunities, and carefully examine the ways Roper can create additional value for shareholders. Between Board meetings, we continue our discussions with management and each other, enabling the Company to draw from our broad experiences and expertise.

Our direct involvement in and deep understanding of the Company allows us to address a multitude of issues, including acquisition selection, capital deployment, and succession planning, while sustaining Roper’s successful culture and business model.

Our Governance and Other Best Practices

Roper remains committed to strong corporate governance as demonstrated by the following practices:

•	Declassified Board. Our directors are elected annually.

•	Majority Voting for Directors. Our By-laws require the resignation of incumbent directors who fail to obtain a majority of votes cast in uncontested elections.

•

Proxy Access. Our By-laws permit a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of the number of our directors then in office.

•	Independent Chair of the Board. Amy Woods Brinkley became our current Independent Chair of the Board on June 1, 2021.

•

Executive Compensation Alignment with Shareholders. Because our shareholder value creation is derived from the Roper executive team’s capital deployment strategy and ability to operate a broad portfolio of businesses, our executives must possess a unique set of skills. We continue to refine our executive compensation practices to maintain close alignment with shareholder interests.

•

Pay for Performance. Similar to prior years, in 2024, total direct compensation at target that was at risk and tied to stock price and performance objectives was 96% for the CEO, and 90% on average for our other named executive officers.

•	Clear Oversight of Sustainability and Human Capital Management. The Nominating and Governance Committee has oversight responsibility for matters related to Sustainability and Human Capital Management.

•	Shareholder Outreach Program. Roper’s senior management team regularly engages shareholders for feedback.

•	Sustainability. We continue to drive improvements to meet the sustainability expectations of our stakeholders and we plan to publish a 2024 sustainability data update in May 2025.

Open Communications With Our Shareholders

We value your continued support and input and ask that you continue to share your comments with us. Communications may be addressed to the directors in care of the Corporate Secretary, Roper Technologies, Inc., 6496 University Parkway, Sarasota, Florida, 34240.

Sincerely,

The Board of Directors

Shellye L. Archambeau	Amy Woods Brinkley	Irene M. Esteves

L. Neil Hunn	Robert D. Johnson	Thomas P. Joyce, Jr.

John F. Murphy	Laura G. Thatcher	Richard F. Wallman

Christopher Wright

NOTICE OF THE 2025 ANNUAL MEETING OF SHAREHOLDERS

2025 ANNUAL MEETING INFORMATION

For additional information about our Annual Meeting, see Annual Meeting and Voting Information on page 56.

Meeting Date: June 10, 2025	Meeting Place: The Westin Sarasota 100 Marina View Drive Sarasota, Florida 34236	Meeting Time: 10:00 a.m. (Eastern)	Record Date: April 16, 2025

ANNUAL MEETING BUSINESS

Roper’s annual meeting of shareholders will be held June 10, 2025 to:

●	elect as directors the nine nominees named in the accompanying proxy statement;

●	approve, on an advisory basis, the compensation of our named executive officers;

●	ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2025; and

●	transact any other business that may be properly brought before the annual meeting.

PROXY MATERIALS

On or about April 25, 2025, we began distributing to each shareholder entitled to vote at the annual meeting either: (i) a Meeting Notice; or (ii) this proxy statement, a proxy card and our 2024 Annual Report to Shareholders and Form 10-K. The Meeting Notice contains instructions to electronically access our proxy statement and our 2024 Annual Report to Shareholders and Form 10-K, how to vote via the internet or by mail and how to receive a paper copy of our proxy materials by mail, if desired.

VOTING AT THE ANNUAL MEETING

Your vote is important. Shareholders who are owners of record of Roper common shares at the close of business on April 16, 2025, the record date, or their legal proxy holders, are entitled to vote at the annual meeting. Whether or not you expect to attend the annual meeting, we urge you to vote as soon as possible by one of these methods:

Via the Internet: www.proxypush.com/ROP	Call Toll-Free: 1-866-829-5176	Mail Signed Proxy Card: Follow the instructions on your proxy card or voting instruction form

If you are a beneficial owner of shares held through a broker, bank or other holder of record, you must follow the voting instructions you receive from the holder of record to vote your shares. Shareholders may also vote at the annual meeting. For more information on how to vote your shares, please refer to Annual Meeting and Voting Information on page 56.

John K. Stipancich

Executive Vice President, General Counsel and

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 10, 2025

This Notice of the Annual Meeting of Shareholders, our Proxy Statement and our Annual Report to

Shareholders and Form 10-K are available free of charge at www.proxydocs.com/ROP.

2024 Option Exercises and Stock Vested	46

2024 Non-Qualified Deferred Compensation	46

Potential Payments upon Termination or Change in Control	46

Summary of Termination Payments and Benefits	47

CEO Pay Ratio	49

Pay Versus Performance	50

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	53

AUDIT COMMITTEE REPORT	54

INDEPENDENT PUBLIC ACCOUNTANT’S FEES	55

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025	55

ANNUAL MEETING AND VOTING INFORMATION	56

INFORMATION REGARDING THE 2026 ANNUAL MEETING OF SHAREHOLDERS	60

OTHER MATTERS	61

APPENDIX A—RECONCILIATIONS	A-1

PROXY STATEMENT SUMMARY

This summary highlights information about Roper Technologies, Inc. (the “Company”, “Roper”, “we”, “us” or “our”) and the upcoming 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). It does not contain all of the information you should consider. We recommend reading the complete proxy statement (the “Proxy Statement”) and our 2024 Annual Report to Shareholders (the “2024 Annual Report”), which includes our Annual Report on Form 10-K, before voting. The Proxy Statement and the enclosed proxy card are being mailed or otherwise made available to shareholders on or about April 25, 2025.

2025 ANNUAL MEETING OF SHAREHOLDERS

Date and Time: Tuesday, June 10, 2025 10:00 a.m. (Eastern)	Record Date: April 16, 2025	Place: The Westin Sarasota 100 Marina View Drive Sarasota, Florida 34236

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposals	Board Recommendation	Vote Required

1:	Election of nine director nominees for a one-year term	FOR EACH NOMINEE	Majority of votes cast

2:	Advisory vote to approve the compensation of our named executive officers	FOR	Majority of shares present in person or represented by proxy

3:	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025	FOR	Majority of shares present in person or represented by proxy

Roper Technologies, Inc. 2025 Proxy Statement	i

PROXY STATEMENT SUMMARY (CONTINUED)

2025 DIRECTOR NOMINEES

Shareholders are electing all nine director nominees who each will serve for a one-year term expiring at the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”).

COMMITTEES

Name and Primary Occupation	Age	Director Since	Independent	AC	CC	NGC	EC

Shellye L. Archambeau Former Chief Executive Officer, MetricStream, Inc.	62	2018	●			Chair	●

Amy Woods Brinkley Retired Chief Risk Officer, Bank of America Corp.	69	2015	●		●	●	Chair

Irene M. Esteves Executive Vice President, Chief Financial Officer, Spirit AeroSystems Holdings, Inc.	66	2021	●	●		●

L. Neil Hunn President and Chief Executive Officer, Roper Technologies, Inc.	53	2018

Robert D. Johnson Chairman, Spirit AeroSystems Holdings, Inc.	77	2005	●		●	●

Thomas P. Joyce, Jr. Retired President and Chief Executive Officer, Danaher Corporation	64	2021	●	●	●

John F. Murphy Former Executive Vice President and Chief Financial Officer, Adobe Inc.	56	2024	●	●

Laura G. Thatcher Retired Head of Executive Compensation Practice, Alston & Bird LLP	69	2015	●		Chair		●

Richard F. Wallman Retired Chief Financial Officer and Senior Vice President, Honeywell International Inc.	74	2007	●	Chair			●

AC = Audit Committee CC = Compensation Committee NGC = Nominating and Governance Committee EC = Executive Committee

CORPORATE GOVERNANCE

We strive to maintain effective corporate governance practices and policies, including:

Shareholder Outreach: We regularly engage our shareholders for feedback to learn their views on the Company’s strategy and performance, sustainability program, as well as any other governance matters of concern.

One-Year Terms for Directors: All of our directors serve one-year terms.

ii	Roper Technologies, Inc. 2025 Proxy Statement

PROXY STATEMENT SUMMARY (CONTINUED)

Independent Directors: All of our directors except our CEO are independent, as is each member of the Audit, Compensation, Executive, and Nominating and Governance Committees.

Independent Chair of the Board: Our Chair of the Board is independent.

Majority Voting Standards for Uncontested Director Elections: We require any incumbent director who fails to obtain a majority vote in uncontested elections to tender his or her resignation.

Proxy Access: In March 2016, we amended our By-laws to implement proxy access for eligible shareholders. Our proxy access provision permits a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of the number of our directors then in office, provided that the shareholders and the nominees satisfy the requirements set forth in the By-laws.

Shareholder Engagement: We highly value feedback from our shareholders. In addition to our traditional Investor Relations engagement efforts, we have had discussions with numerous shareholders on sustainability topics including climate change, cybersecurity, data privacy, and talent management. These discussions have been extremely helpful in identifying issues of importance to our investors as we evolve our sustainability program. We also shared feedback received during these discussions with our Compensation Committee and Nominating and Governance Committee, informing their decision-making.

Anti-Hedging and Anti-Pledging Policy: We have both anti-hedging and anti-pledging policies.

Insider Trading Policy: We have adopted a securities transaction compliance program applicable to our directors, officers, and employees governing the purchase, sale, and other disposition of our securities.

Board Refreshment/Term Limits: The mandatory retirement age for directors joining the Board prior to 2020 is 80. Directors joining our Board after January 1, 2020 are required to retire upon the earlier of (i) the attainment of age 80, and (ii) the 15-year anniversary of the first annual shareholders meeting following the date the director joined the Board.

Roper Technologies, Inc. 2025 Proxy Statement	iii

PROXY STATEMENT SUMMARY (CONTINUED)

BOARD SNAPSHOT (does not include Christopher Wright who is retiring at the Annual Meeting)

iv	Roper Technologies, Inc. 2025 Proxy Statement

PROXY STATEMENT SUMMARY (CONTINUED)

BUSINESS HIGHLIGHTS

We achieved another year of strong results in 2024: (1)

•	GAAP revenue increased 14% to $7.04 billion and organic revenue increased 6%

•	GAAP net earnings were $1.55 billion while adjusted EBITDA increased 13% to $2.83 billion

•	Adjusted operating cash flow increased 16% to $2.39 billion and adjusted free cash flow increased 16% to $2.28 billion

•

We deployed $3.6 billion of capital toward vertical software acquisitions, highlighted by Procare Solutions, a leading provider of software and solutions to early childhood education centers, for $1.86 billion, and Transact Campus, a leading provider of innovative campus technology and integrated payment solutions, for $1.60 billion, which was combined with our CBORD business

•	Our annual dividend increased by 10%, increasing for the 32nd consecutive year

•	For the first quarter of 2025 our total shareholder return was 13.6%, compared to -4.3% for the S&P 500

(1)

This financial information is presented on a continuing operations basis and an adjusted (non-GAAP) basis. A reconciliation from non-GAAP financial measures to the most comparable GAAP measure and other related information is available in “Appendix A—Reconciliations.”

COMPENSATION HIGHLIGHTS

The creation of shareholder value is the foundation and driver of our executive compensation program. Aspects of our program that closely align the compensation of our executive officers with the long-term interests of our shareholders include the following:

Pay for Performance: Almost all of our executive officer compensation is tied to pre-set, objective performance criteria and long-term shareholder value creation. In 2024, total direct compensation at target that was at risk and tied to stock price and performance objectives was 96% for our CEO, and 90% on average for our other named executive officers.

Performance-Based Equity: All restricted stock and restricted stock unit awards made to our executive officers are subject to satisfaction of performance criteria (no stock awards are solely time-based).

Double Trigger Vesting: “Double trigger” vesting of equity awards if a change in control occurs; no excise tax gross-ups for change-in-control payments.

Three Year Vesting for Equity Awards: Equity awards made to all named executive officers may vest only at the end of a three-year period.

Stock Ownership Guidelines: Substantial share ownership and retention guidelines for our executive officers and non-employee directors.

Clawback Policy: We have a Nasdaq-compliant clawback policy to recoup certain erroneously paid cash and equity compensation. In 2024, the Board also adopted a supplemental clawback policy allowing the Board to seek recoupment of incentive-based compensation (cash or equity, including time-based equity) from its executive officers in the event of certain misconduct.

Dividends Only on Shares Earned: Dividends and dividend equivalents on executive officers’ performance-based equity awards are paid only if the shares are earned.

Annual Bonus Caps: We have caps on annual bonuses to avoid an excessive short-term focus and potentially adverse risk-taking.

No Repricing: Repricing of stock options absent shareholder approval is prohibited.

Roper Technologies, Inc. 2025 Proxy Statement	v

PROPOSAL 1: ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that the Board of Directors of the Company (the “Board of Directors” or the “Board”) will consist of a number of members to be fixed, from time to time, by the Board of Directors, but not less than the minimum number required under Delaware law. The Board of Directors is currently comprised of ten directors who are elected on an annual basis.

With the exception of Christopher Wright, who will retire at the Annual Meeting, our Board unanimously recommended each incumbent director for reelection at the 2025 Annual Meeting. If reelected, the director nominees will serve until the 2026 Annual Meeting and until their successors have been duly elected and qualified. Certain information about our director nominees is set forth under “Board of Directors.” This information includes the business experience, qualifications, attributes and skills that each individual brings to our Board. Mr. Wright, who has served as a director since 1991, is retiring effective at the Annual Meeting, and as a result, our Board size will be reduced from ten to nine directors effective at the Annual Meeting.

Although not anticipated, if prior to the meeting a director nominee is unable to serve, the proxy will be voted for a substitute nominee selected by the Board of Directors or the Board may choose to reduce its size.

The Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the following director nominees:

Name	Age	Director Since	Independent	Primary Occupation

Shellye L. Archambeau	62	2018	Yes	Former Chief Executive Officer, MetricStream, Inc.

Amy Woods Brinkley	69	2015	Yes	Retired Chief Risk Officer, Bank of America Corp.

Irene M. Esteves	66	2021	Yes	Executive Vice President and Chief Financial Officer, Spirit AeroSystems Holdings, Inc.

L. Neil Hunn	53	2018	No	President and Chief Executive Officer, Roper Technologies, Inc.

Robert D. Johnson	77	2005	Yes	Chairman, Spirit AeroSystems Holdings, Inc.

Thomas P. Joyce, Jr.	64	2021	Yes	Retired President and Chief Executive Officer, Danaher Corporation

John F. Murphy	56	2024	Yes	Former Executive Vice President and Chief Financial Officer, Adobe Inc.

Laura G. Thatcher	69	2015	Yes	Retired Head of Executive Compensation Practice, Alston & Bird LLP

Richard F. Wallman	74	2007	Yes	Retired Chief Financial Officer and Senior Vice President, Honeywell International Inc.

Roper Technologies, Inc. 2025 Proxy Statement	1

BOARD OF DIRECTORS

Nominee Information

for terms expiring at the 2026 Annual Meeting

Shellye L. Archambeau Former Chief Executive Officer, MetricStream, Inc.	Director Since 2018 Independent Age 62

Committees:

•  Nominating and Governance (Chair)

•  Executive

Current Public Directorships:

•  Lineage, Inc.

•  Okta, Inc.

•  Verizon Communications, Inc.

Key Qualifications & Expertise:

•  Executive leadership and management experience

•  Software, technology and e-commerce

•  Cybersecurity experience

•  Developing and marketing emerging technology software applications and solutions

•  Innovation, digital media and communications

•  Building and scaling consumer and B2B businesses in the technology industry

•  Entrepreneurial perspective

•  Public company board experience

Ms. Archambeau is the former Chief Executive Officer of MetricStream, Inc., a global provider of governance, risk, compliance and quality management solutions to organizations across diverse industries. She served in this role from the time she joined MetricStream in 2002 until 2018. Prior to joining MetricStream, Ms. Archambeau served as Chief Marketing Officer and Executive Vice President of Sales for Loudcloud, Inc., a provider of Internet infrastructure services; Chief Marketing Officer of NorthPoint Communications, a provider of local data network services; and President of Blockbuster, Inc.’s e-commerce division, where she launched the entertainment retailer’s first online presence. Before she joined Blockbuster, Ms. Archambeau held domestic and international executive positions during a 15-year career at IBM Corporation. Ms. Archambeau has served as director of Okta, Inc., a provider of identity management solutions, since 2018, Verizon Communications, Inc., since 2013, and Lineage, Inc., a leader in cold storage and logistics, since 2024. She has previously served as a director of Nordstrom, Inc., a leading fashion retailer.

2	Roper Technologies, Inc. 2025 Proxy Statement

BOARD OF DIRECTORS (CONTINUED)

Amy Woods Brinkley Founder, AWB Consulting, LLC	Director Since 2015 Independent Age 69

Committees:

•  Compensation

•  Nominating and Governance

•  Executive (Chair)

Key Qualifications & Expertise:

•  Executive leadership and management experience

•  Risk management and controls

•  Financial reporting rules and regulations and audit procedures

•  Broad-based knowledge of banking and financial services

•  Marketing and e-commerce

•  Mergers and acquisitions

•  Corporate governance

•  Public company board experience

•  Talent and team development

Ms. Brinkley is the founder, owner and manager of AWB Consulting, LLC, an executive advising and risk management consulting firm. Ms. Brinkley served as Chief Risk Officer for Bank of America Corporation from

2002 until her retirement in 2009, after more than 30 years with the company. Prior to 2002, she served as President of Bank of America’s Consumer Products division and was responsible for the credit card, mortgage, consumer finance, telephone, and e-commerce businesses. During her employment at Bank of America, Ms. Brinkley also held the positions of Executive Vice President and Chief Marketing Officer overseeing the company’s Olympic sponsorship and its national rebranding and name change. Ms. Brinkley served as director of TD Bank Group, from 2010 to April 2025. Ms. Brinkley continues to serve as a director of several of TD Bank Group’s subsidiaries: TD Group US Holdings, LLC, TD Bank US Holding Company, TD Bank, NA, and TD Bank, USA. In addition, she served as a director of Carter’s Inc., a branded marketer in North America of apparel and related products exclusively for babies and young children, from 2010 to 2021. She also served as a Commissioner for Atrium Health, a non-profit hospital network from 2001 to 2019 and as a Trustee for the Princeton Theological Seminary from 2002 to 2019.

Irene M. Esteves Chief Financial Officer, Spirit AeroSystems Holdings, Inc.	Director Since 2021 Independent Age 66

Committees:

•  Audit

•  Nominating and Governance

Current Public Directorships:

•  KKR Real Estate Finance Trust Inc.

•  Spirit AeroSystems Holdings, Inc.

Key Qualifications & Expertise:

•  Executive Leadership and management experience

•  Finance and accounting expertise

•  Multi-industry perspective

•  Global business experience

•  Mergers and acquisitions

•  Risk management and controls

•  Public company board experience

•  Talent and team development

Ms. Esteves has served as the Executive Vice President and Chief Financial Officer of Spirit AeroSystems Holdings, Inc. since June 2024. Prior to that position, she most recently served as Executive Vice President and Chief Financial Officer of Time Warner Cable Inc. from July 2011 to May 2013. She also previously served as Executive Vice President and Chief Financial Officer of XL Group plc and prior to that position Ms. Esteves was Executive Vice President and Chief Financial Officer of Regions Financial Corporation. Ms. Esteves has served as a director of KKR Real Estate Finance Trust Inc. since 2018 and Spirit AeroSystems Holdings, Inc. since 2015. In the last five years, Ms. Esteves also served as director of Aramark, and R.R. Donnelly & Sons Company.

Roper Technologies, Inc. 2025 Proxy Statement	3

BOARD OF DIRECTORS (CONTINUED)

L. Neil Hunn President and Chief Executive Officer, Roper Technologies, Inc.	Director Since 2018 Age 53 Current Public Directorships: • Deere & Company Key Qualifications & Expertise: • Executive leadership and management experience

Prior to being named President and Chief Executive Officer in August 2018, Mr. Hunn served as Executive Vice President and Chief Operating Officer from 2017 to 2018. Mr. Hunn also served as Group Vice President of Roper’s medical segment from 2011 to 2018 and helped drive significant growth in the Company’s medical technology and application software businesses. In addition to his operating responsibilities at Roper, Mr. Hunn led the execution of the majority of the company’s capital deployment since joining Roper. Prior to joining Roper, Mr. Hunn served 10 years at MedAssets, Inc. an Atlanta- based SaaS company, during which time he served in a variety of roles including as Executive Vice President and Chief Financial Officer and as President of its revenue cycle technology businesses. He successfully led MedAssets’ initial public offering and the execution of several M&A transactions. Mr. Hunn also held roles at CMGI, Inc. an incubator of Internet businesses, and Parthenon Group, a strategy consulting firm. Mr. Hunn has been a director of Deere & Company, a global leader in the delivery of agricultural, construction, and forestry equipment, since 2023.

•  Deep understanding of organization

•  Software and technology expertise

•  Strategic focus and planning

•  Global industry and operational experience

•  Mergers and acquisitions, capital markets

•  Management development and understanding of business challenges and opportunities

•  Healthcare experience

•  Provides key leadership and guidance for the Company’s growth

Robert D. Johnson Chairman, Spirit AeroSystems Holdings, Inc.	Director Since 2005 Independent Age 77 Committees:

•  Compensation

•  Nominating and Governance

Current Public Directorships:

•  SIFCO Industries, Inc.

•  Spirit AeroSystems Holdings, Inc.

Key Qualifications & Expertise:

•  Executive leadership and management experience

•  Manufacturing, supply chain, engineering and production

•  Mergers and acquisitions

•  Global business, industry, and operations experience

•  Extensive business acumen

•  Public company board experience, including governance and executive compensation expertise

•  Talent and team development

Mr. Johnson was Chief Executive Officer of Dubai Aerospace Enterprise Ltd., a global aerospace engineering and services company, from August 2006 to

December 2008. Mr. Johnson also served as Chairman of Honeywell Aerospace, a leading global supplier of aircraft engines, equipment, systems and services, from January 2005 to January 2006, and as its President and Chief Executive Officer from 1999 to 2005. Mr. Johnson similarly served as President and Chief Executive Officer for Honeywell Aerospace’s predecessor, AlliedSignal, Inc. an aerospace, automotive and engineering company. He also held management positions with AAR Corporation, a provider of aviation and expeditionary services to the global commercial, government and defense aviation industries, and GE Aviation, an aircraft engine supplier. Mr. Johnson has served as Chairman of the Board for Spirit AeroSystems Holdings, Inc., a global leader in aerostructures design and manufacturing, since 2006, and as a director of SIFCO Industries, Inc., a manufacturer of forgings and machined components for the aerospace and defense, energy and commercial space markets, since 2024. Mr. Johnson also served as a director of Spirit Airlines, Inc., from 2010 to March 2025.

4	Roper Technologies, Inc. 2025 Proxy Statement

BOARD OF DIRECTORS (CONTINUED)

Thomas P. Joyce, Jr. Retired President and Chief Executive Officer, Danaher Corporation	Director Since 2021 Independent Age 64

Committees:

•  Audit

•  Compensation

Key Qualifications & Expertise:

•  Executive Leadership and management experience

•  Multi-industry perspective

•  Mergers and acquisitions

•  Finance and accounting expertise

•  Global business, industry, manufacturing and operations experience

•  Business strategy expertise

•  Risk management and controls

•  Management development and understanding of global challenges and opportunities

Mr. Joyce served as Danaher Corporation’s President and Chief Executive Officer from September 2014 to September 2020. He also served as a senior advisor to

Danaher from September 2020 to February 2021. Mr. Joyce joined Danaher in 1989 and served in leadership positions in a variety of different functions and businesses before his promotion to President and Chief Executive Officer. Mr. Joyce also served as a director of Danaher from 2014 to 2020.

John F. Murphy Former Executive Vice President and Chief Financial Officer, Adobe Inc.	Director Since 2024 Independent Age 56 Committees:

•  Audit

Current Public Directorships:

•  LegalZoom.com, Inc.

•  Pure Storage, Inc.

Key Qualifications & Expertise:

•  Executive Leadership and management experience

•  Finance and accounting expertise

•  Multi-industry perspective

•  Global business experience

•  Mergers and acquisitions

•  Risk management and controls

•  Software and technology experience

•  Cybersecurity experience

•  Public company board experience

•  Talent and team development

Mr. Murphy served as the Executive Vice President and Chief Financial Officer of Adobe Inc., a multinational computer software company, from April 2018 until

October 2021, and served as Adobe’s Senior Vice President, Chief Accounting Officer and Corporate Controller from March 2017 until April 2018. Prior to joining Adobe, Mr. Murphy served as Senior Vice President, Chief Accounting Officer and Corporate Controller of Qualcomm Incorporated from September 2014 to March 2017. He previously served as Senior Vice President, Controller and Chief Accounting Officer of DIRECTV Inc. from November 2007 to August 2014, and Vice President and General Auditor of DIRECTV from October 2004 to November 2007. Prior to joining DIRECTV he worked at several global companies, including Experian, Nestle, and Atlantic Richfield (ARCO), in a variety of finance and accounting roles. Mr. Murphy also serves as a director of Pure Storage, Inc., a provider of advanced data storage technology and services, and LegalZoom.com, Inc., a leading online platform for business formation and related services in the United States.

Roper Technologies, Inc. 2025 Proxy Statement	5

BOARD OF DIRECTORS (CONTINUED)

Laura G. Thatcher Retired Head of Executive Compensation Practice, Alston & Bird LLP

Director Since 2015

Independent

Age 69

Committees:

•  Compensation (Chair)

•  Executive

Key Qualifications & Expertise:

•  Executive compensation expertise

•  Organizational development

•  Senior leadership and management experience

•  Corporate governance

•  Mergers and acquisitions

•  Talent and team development

Ms. Thatcher retired in December 2013 after 33 years of legal practice at Alston & Bird LLP, where she developed and led the firm’s executive compensation practice for 18 years and served as special executive compensation counsel to many U.S. and international publicly traded companies. Ms. Thatcher co- authored the Compensation Committee Handbook, 3rd edition (John Wiley & Sons, 2008), which serves as a guidebook for executive compensation strategies and practices, addressing a full range of functional issues facing compensation committees of public companies, including organizing, planning, compliance, and sound corporate governance. Ms. Thatcher served on the Board of Directors of Batson-Cook Company, a regional commercial construction and development company, from 1994 to 2007. She also served on the Board of Directors of The Atlanta Legal Aid Society, Inc., from 2008 to 2014, and was a Past Chair of the Advisory Board of the Certified Equity Professional Institute (CEPI) of Santa Clara University and was on the Board of Review for a special project sponsored by CEPI that provided universally accepted industry guidance regarding areas of risk and appropriate controls in equity compensation.

Richard F. Wallman Retired Chief Financial Officer and Senior Vice President, Honeywell International Inc.

Director Since 2007

Independent

Age 74

Committees:

•  Audit (Chair)

•  Executive

Current Public Directorships:

•  CECO Environmental Corp.

•  Charles River Laboratories International, Inc.

Key Qualifications & Expertise:

•  Executive leadership and management experience

•  Finance and accounting expertise

•  Multi-industry perspective

•  Global business, industry, manufacturing and operations experience

•  Mergers and acquisitions

•  Risk management and controls

•  Management development and understanding of global challenges and opportunities

•  Public company board experience

Mr. Wallman served as the Chief Financial Officer and Senior Vice President of Honeywell International Inc., a diversified industrial technology and manufacturing company, and its predecessor AlliedSignal, Inc., from 1995 until his retirement in 2003. Mr. Wallman has also served in senior financial positions with IBM Corporation and Chrysler Corporation. Mr. Wallman has served as a director of CECO Environmental Corp., a global air quality and fluid handling company, since 2021, and Charles River Laboratories International, Inc., a provider of laboratory services for the pharmaceutical, medical device and biotechnology industries, since 2011. In the last five years, Mr. Wallman served as a director of Wright Medical Group N.V., a global medical device company, Boart Longyear Ltd., a global mineral exploration company, Extended Stay America, Inc., a hospitality and lodging company, SmileDirectClub, Inc., an oral care company, and Spirit Airlines, Inc.

6	Roper Technologies, Inc. 2025 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance Guidelines
Our Board of Directors is committed to maintaining high standards of ethical business conduct and sound corporate governance practices and policies. Our Corporate Governance Guidelines reflect our Board’s commitment to monitoring the effectiveness of the Board and its committees in exercising their responsibilities.
Code of Conduct
Our Code of Ethics (the “Code of Ethics”) addresses the professional, honest and transparent conduct of our directors, officers and employees. The Code of Ethics also addresses conflicts of interest, disclosure processes, compliance with laws, rules, and regulations (including insider trading laws), corporate opportunities, confidentiality, fair dealing, and protection and proper use of Company assets. The Code of Ethics encourages the reporting of any illegal or unethical behavior. Any amendments to, or waivers of, the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waiver as required by law. Copies of the Code of Ethics may be obtained in print without charge upon written request by any stockholder to the Company’s office at 6496 University Parkway, Sarasota, Florida 34240.
Insider Trading Policy
We have adopted a securities transaction compliance program applicable to our directors, officers and employees, and have implemented procedures for the Company governing the purchase, sale, and other disposition of our securities. We believe our insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us.
Director Independence
Our Corporate Governance Guidelines require that a majority of our directors qualify as “independent,” as defined by the listing standards of Nasdaq. As required by these director independence standards, our Board reviewed and analyzed the independence of each director earlier this year to determine whether any particular relationship or transaction involving any director, or any of that director’s affiliates or immediate family members, was inconsistent with a determination that the director is independent for purposes of serving on our Board of Directors and its committees. During this review, our Board examined transactions and relationships between directors or their affiliates and immediate family members and Roper and/or Roper’s management. As a result of this review our Board affirmatively determined that all directors are independent, except for Mr. Hunn, and that each member of the Audit, Compensation, and Nominating and Governance Committees is independent under applicable Nasdaq and Securities and Exchange Commission (“SEC”) rules for purposes of serving on such committees.
Nominating Process
The Nominating and Governance Committee, acting under its charter, determines the desired skills, abilities, judgment, diversity of background and experience, and other criteria deemed appropriate for service as a director and is responsible for recommending new director candidates and renomination of incumbent directors based on those criteria, which include but is not limited to:

•	high personal and professional ethics;

•	integrity and values;

•	knowledge of our business environment;

•	sound judgment and analytical ability;

•	skills and experience in the context of the needs of our Board;

•	breadth of business experience and diversity of perspective; and

•	whether the candidate meets the applicable independence requirements under Nasdaq and SEC rules.
Our Board’s process for identifying and evaluating potential director nominees includes soliciting recommendations from our directors and engaging a third party to assist in identifying potential director nominees when a Board position becomes available.
Neither the Board of Directors nor the Nominating and Governance Committee has a specific policy regarding consideration of shareholder director nominees. Shareholder nominees submitted pursuant to the requirements set forth in the
By-laws
will be considered under the same criteria that are applied to other candidates. A shareholder of record who nominates a director candidate must provide a notice along with the additional information and materials required by our
By-laws.
See “Information Regarding the 2026 Annual Meeting of Shareholders” for additional information regarding nominating director candidates.

Roper Technologies, Inc. 2025 Proxy Statement	7

CORPORATE GOVERNANCE (CONTINUED)

BOARD SNAPSHOT (does not include Christopher Wright who is retiring at the Annual Meeting)

Executive Leadership Experience	∎	∎	∎	∎	∎	∎	∎		∎

Financial and Accounting Expertise		∎	∎	∎	∎	∎	∎		∎

Corporate Governance Experience	∎	∎	∎		∎	∎	∎	∎	∎

Decentralized Operating Model Experience				∎	∎	∎

Software/Technology Industry Experience	∎			∎	∎	∎	∎	∎	∎

Cybersecurity Experience	∎			∎			∎

Healthcare Industry Experience		∎		∎		∎			∎

Capital Deployment Experience		∎	∎	∎	∎	∎	∎		∎

Organizational Development/Talent Management Experience	∎	∎	∎	∎	∎	∎	∎	∎	∎

Risk Management Experience	∎	∎	∎	∎	∎	∎	∎	∎	∎

Strategic Planning Experience	∎	∎	∎	∎	∎	∎	∎		∎

Years on the Board	7	10	4	7	20	4	1	10	18

Age	62	69	66	53	77	64	56	69	74

*	The demographic profile of the Board includes characteristics such as race/ethnicity (2 directors) and/or gender (4 directors).

8	Roper Technologies, Inc. 2025 Proxy Statement

CORPORATE GOVERNANCE (CONTINUED)

Limitations on Outside Board Service

Our Corporate Governance Guidelines limit the number of other public company boards on which a Company director may serve. Directors may serve on the board of directors of other public companies but are required to limit such service to boards of no more than three public companies in addition to the Company’s Board. Additionally, directors who also serve as the Chief Executive Officer of a public company are expected to serve on no more than one other public company board of directors in addition to the Company’s Board.

Proxy Access

Our By-laws enable a shareholder, or a group of up to twenty shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of the number of our directors then in office, provided that the shareholders and the nominees satisfy the requirements set forth in the By-laws.

Review and Approval of Related Person Transactions

The Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons. Although we have not adopted written procedures for reviewing related person transactions, we will review any relationship or transaction in which the Company and our directors, executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. There were no related person transactions during 2024.

Shareholder Communications

Shareholders or other interested parties may send written communications to our Board of Directors or non-management Board members in care of the Corporate Secretary to the address set forth below.

This process is also set forth on our website at www.ropertech.com. All communications will be kept confidential and promptly forwarded to the appropriate director. Items unrelated to a director’s duties and responsibilities as a Board member may be excluded by the Corporate Secretary, including, without limitation: solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and material that is determined to be illegal or otherwise inappropriate. The director to whom such information is addressed is informed that the information has been removed, and that it will be made available to such director upon request.

Our Corporate Governance Guidelines, Code of Ethics, Director Independence Standards, and By-laws are available on our website at www.ropertech.com/governance-documents. Requests for copies of these documents or of the full text of the By-law provision regarding director candidate nominations and communications to our Board of Directors or non-management Board members should be addressed to:

Roper Technologies, Inc.

6496 University Parkway

Sarasota, Florida 34240

Attention: Corporate Secretary

Roper Technologies, Inc. 2025 Proxy Statement	9

SUSTAINABILITY

We endeavor to conduct our business in an ethically and socially responsible manner. We also recognize the importance of these topics to our current and potential future shareholders, customers, and employees.

Although Roper’s operating and governance structure is highly decentralized, our goal is to provide an environment and governance system that enables each business to further improve over time. This includes not only our financial performance, but our performance in sustainability-related matters. Our businesses are expected to improve each year in these areas, and we afford our leaders latitude to develop programs to drive the expected performance improvement in sustainability and meet the needs of their respective stakeholders.

Sustainability Strategy and Roadmap

We have developed a Sustainability Roadmap to help us identify our priorities, engage our businesses, and articulate the next steps in building our program. As part of our Sustainability Roadmap in 2024 we: (i) collected and disclosed our Scope 3 emissions; and (ii) made a commitment to the Science Based Target initiative (SBTi) to set a near-term science-based emission reduction target. We plan to publish a 2024 sustainability data update in May 2025 reporting 2024 emissions and other sustainability data. We also continue to enhance our disclosures to the CDP to reflect the evolution and development of our program.

Given the highly decentralized operating model of our company, and the diversity in size and industry of our operating businesses, we envision making progress by empowering each of our businesses to focus on the unique needs of their respective stakeholders while providing a common structure for strategic and collaborative development.

Our Chief Sustainability Officer oversees our sustainability program and each of our businesses has appointed a sustainability coordinator to support continued progress along our Sustainability Roadmap. The coordinators serve essential roles as we sustain the momentum generated from our collective effort. Our sustainability governance structure is set forth below:

Approach to Sustainability

In developing our sustainability strategy, our priority was to align with existing Roper operating principles. Our method of management recognizes the diversity of our businesses and allows and encourages their respective strengths and areas of opportunity to develop organically.

We intend to maintain our unique operational approach and allow our businesses to operate under our decentralized governance structure while we provide encouragement, support, and assistance on sustainability matters. To aid this effort, we engaged a third-party sustainability consultant to supplement the efforts of Roper’s sustainability team and to provide technical expertise with respect to greenhouse gas reporting.

10	Roper Technologies, Inc. 2025 Proxy Statement

SUSTAINABILITY (CONTINUED)

The Sustainability Road Ahead

As we advance our sustainability efforts, we understand that we still have work ahead of us. However, we remain confident in our ability to continue to drive improvement across the enterprise to meet the expectations of our stakeholders.

For more information on Roper’s approach to sustainability and our programs, see our prior sustainability reports available on our website. The information contained on, or available through, our website is not incorporated by reference in this Proxy Statement.

Roper Technologies, Inc. 2025 Proxy Statement	11

BOARD COMMITTEES AND MEETINGS

Our Board of Directors held six meetings in 2024. All directors on the Board during 2024 attended more than 75 percent of the total Board and committee meetings to which they were assigned.

Our Board has not implemented a formal policy regarding director attendance at the Annual Meeting of Shareholders, but encourages all directors to attend. All of our directors attended the 2024 Annual Meeting of Shareholders.

Board Leadership Structure

The Company has separated the roles of the Board Chair and CEO. The Board believes this structure allows our CEO to focus on strategy and operations, and allows our Board Chair to lead the Board in its oversight responsibilities. Ms. Brinkley became the Independent Board Chair in June 2021. Ms. Brinkley’s in-depth knowledge of our Company and deep expertise in risk management allows her to effectively identify strategic priorities, lead Board discussions, and oversee the execution of our Company’s strategy and business plans. The non-management directors meet in executive session as frequently as they wish, but at least five times a year. The Independent Chair of the Board presides over these executive sessions.

Effective Board Processes

As a result of our Board structure and processes, our directors are actively involved in overseeing the strategy, business, and affairs of our Company, including our continued transformation to a diversified technology company. Our Board meetings typically extend over several days, with directors monitoring the existing portfolio of businesses and analyzing and carefully examining with management the different ways Roper can invest for future growth, both internally and through acquisitions. Between scheduled Board meetings, our directors continue their discussions with management and each other, enabling our Company to draw from their knowledge and expertise. Our directors are involved in our corporate strategy and must keep abreast of the issues encountered by our diverse global business operations.

The Board, including its Nominating and Governance Committee, has an effective Board recruitment and evaluation process that facilitates bringing together a group of directors who complement each other and collectively provide oversight of management in ways that include challenging and discussing different perspectives.

Executive Succession Planning

Our Board recognizes the importance of effective leadership to our Company’s success and is actively engaged and involved, on a continual basis, in succession planning on both a long- and short-term basis. Our Company’s operating unit executives, who have responsibility for their respective businesses, but no “enterprise-wide” responsibilities, provide a broad and deep talent resource that is key to our executive succession planning.

Risk Oversight

Our Board has overall responsibility for the oversight of risk management at our Company, which it generally carries out through Board committees. However, several categories of risk management, such as cybersecurity and data privacy, are overseen by our full Board. Our General Counsel informs each committee and the Board of relevant legal and compliance issues, and each committee also has access to our Company’s outside counsel or any other outside advisor when they deem it advisable. Each of these committees along with our management team, who is responsible for the implementation of the process to identify, manage and monitor risks, keeps the entire Board regularly apprised of the different risks associated with our Company.

•

The Audit Committee oversees financial risk, including such factors as liquidity, credit, currency exchange, interest rates and market conditions, through review and discussion with management, and monitors our Company’s risk management practices, including its enterprise risk management program. It meets regularly with our independent auditors together with our Chief Compliance Officer, and our Vice President of Financial Audit Services, both of whom report directly to the Audit Committee. In addition to financial risk, the Audit Committee also reviews and discusses other risks that relate to our business activities and operations.

•

The Compensation Committee, in overseeing risk associated with compensation programs and practices, has directly retained its own independent compensation consultant, and meets periodically with management to discuss current issues.

•	The Nominating and Governance Committee monitors the compliance of our corporate governance practices and policies with applicable requirements and evolving developments.

12	Roper Technologies, Inc. 2025 Proxy Statement

BOARD COMMITTEES AND MEETINGS (CONTINUED)

Cybersecurity and Data Privacy

Our Board of Directors has not delegated responsibility for cybersecurity matters or data privacy matters to a Board committee. Rather, the Board believes that due to the importance and continually evolving nature of risks from cybersecurity threats and data privacy obligations, all members of the Board should participate in the oversight of these topics. As a result, management briefs the Board on cybersecurity at least five times a year, and on data privacy matters at least four times a year. Roper’s Vice President of Financial Audit Services also periodically briefs the Audit Committee on cybersecurity matters and related risks. Cybersecurity and data privacy are also addressed in the Company’s enterprise risk management program.

Roper has also established a Cyber Disclosure Committee chaired by the Vice President of Cybersecurity to track and evaluate potentially material cybersecurity incidents and to assess their potential impact on the organization. This process builds upon Roper’s Cybersecurity Incident Response Plan (“CSIRP”) and provides a framework for Roper management to monitor potentially material cybersecurity incidents. The Cyber Disclosure Committee reports its activities and findings, as appropriate, to the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and General Counsel, and, if appropriate, to the Board of Directors.

Roper maintains a global Cybersecurity Program supervised by the Vice President of Cybersecurity that outlines required cybersecurity controls for all Roper businesses. Given the decentralized nature of Roper’s operating model, day-to-day management and implementation of the Cybersecurity Program and deployment of the program’s cybersecurity controls are managed locally by each of Roper’s 28 business units. In addition, because Roper’s businesses generally operate independently and maintain separate infrastructure and systems, we believe the risk of an enterprise-wide cybersecurity incident is somewhat reduced.

While cybersecurity technologies and implementation may differ based on the needs and risk profile of each individual business, Roper has also implemented cybersecurity tools and managed services to centrally monitor certain aspects of the Cybersecurity Program.

Roper deploys cybersecurity practices and tools across all of its businesses designed to protect data, maintain resilient operations, and limit the impact of cybercrime. We deploy a Managed Detection and Response solution across all of our business units and our corporate infrastructure that is designed to address the detection, response, and remediation effectiveness for cybersecurity threats. This solution is intended to provide real-time visibility of the endpoint footprint across the enterprise, including patch management and vulnerabilities, device encryption, and cybersecurity threats and detections.

Roper performs cybersecurity risk assessments to assess compliance with mandated cybersecurity controls and to assess the likelihood and impact of specific cyberattacks. Cybersecurity risk assessments are periodically performed to assess internal compliance with cybersecurity strategy and the implementation of cybersecurity controls. Areas identified for enhancement and improvement are monitored and tracked to remediation by the Roper cybersecurity team, including the Vice President of Cybersecurity.

We maintain a centralized incident response process with a third-party forensic partner on retainer. In addition, we have cybersecurity insurance policies in place. Roper maintains a CSIRP, which requires each Roper business to designate a Cybersecurity Incident Response Team that is responsible for receiving, reviewing, and responding to cybersecurity incident reports and activities. Cybersecurity incidents are required to be promptly reported to the Roper cybersecurity team, who then monitors such incidents through their resolution. We work on security awareness with our employees throughout the year with annual cybersecurity training and monthly simulated phishing campaigns to better identify and report unusual behavior and to mitigate the likelihood and impact of possible cybersecurity incidents.

Board Committees

Our Board has four standing committees: Audit, Compensation, Nominating and Governance, and Executive. All four committees operate under written charters, copies of which may be obtained upon request from the Corporate Secretary or viewed on Roper’s website (www.ropertech.com/governance-documents). Each committee reviews its charter annually and reports its activities to the full Board on a regular basis.

Roper Technologies, Inc. 2025 Proxy Statement	13

BOARD COMMITTEES AND MEETINGS (CONTINUED)

The current committee memberships are set forth below.

Director	Audit	Compensation	Nominating and Governance	Executive

Shellye L. Archambeau			Chair	●

Amy Woods Brinkley		●	●	Chair

Irene M. Esteves	●		●

Robert D. Johnson		●	●

Thomas P. Joyce, Jr.		●

John F. Murphy

Laura G. Thatcher		Chair		●

Richard F. Wallman	Chair			●

Christopher Wright	●	●

Audit Committee: 10 Meetings Held in 2024

The Audit Committee assists our Board in its oversight of the quality and integrity of our financial statements, our structure for compliance with legal and regulatory requirements, and the performance of our internal audit functions. The Board has determined that based upon their extensive background and expertise, Ms. Esteves and Messrs. Joyce, Murphy, Wallman and Wright meet the criteria of an “audit committee financial expert” under SEC rules. The Board has determined that all Audit Committee members meet the heightened independence standards under Nasdaq and SEC rules applicable to audit committees and satisfy the Nasdaq standard of financial literacy, having accounting and related financial management expertise.

Pursuant to its charter, the Audit Committee has the authority and responsibility to:

•

appoint, compensate, retain and oversee the independent registered public accounting firm engaged by us; approve all audit engagement fees and terms, as well as pre-approve all non-audit engagements; and ensure that the independent auditors remain independent and objective;

•	review the appointment and replacement of the Vice President of Financial Audit Services, who provides the Audit Committee with significant reports to management and management’s responses thereto;

•	consider any reports or communications submitted by the independent auditors relating to our financial statements, policies, processes or determinations;
•

meet with management, the independent auditors and others to discuss matters relating to the scope and results of any audit, the financial statements, and changes to any auditing or accounting principles, policies, controls procedures or practices;

•

review any major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles, and major issues as to the adequacy of our internal controls, analyses regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements, and the effects of regulatory and accounting initiatives;

•	review significant risks and exposures and the steps taken to monitor and minimize such risks, including overseeing the Company’s enterprise risk management program;

•

establish procedures for the receipt, investigation and resolution of complaints received by Roper regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	prepare reports and disclosures required to be included in this Proxy Statement, including the “Audit Committee Report” below.

14	Roper Technologies, Inc. 2025 Proxy Statement

BOARD COMMITTEES AND MEETINGS (CONTINUED)

Compensation Committee: 6 Meetings Held in 2024

The Compensation Committee administers our executive incentive compensation programs and determines annual salary levels and incentive compensation awards for our executive officers. The Board has determined that all Compensation Committee members meet the heightened independence standards under Nasdaq and SEC rules applicable to compensation committees. The Compensation Committee also, at the direction of the Board, periodically reviews and determines the form and amounts of director compensation. The Compensation Committee may delegate its duties and responsibilities to a sub-committee of the Committee and has the authority to retain its own compensation consultants. Additional information regarding the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation is set forth below in this Proxy Statement under “Compensation Discussion and Analysis.”

Pursuant to its charter, the Compensation Committee has the authority and responsibility to:

•

annually review and approve corporate goals and objectives relevant to our CEO’s compensation and based on that evaluation, determine and approve our CEO’s compensation, including salary, bonus, incentive and equity compensation;

•	annually review performance and approve compensation, including salary, bonus, incentive and equity compensation for our executive officers;

•	grant awards and otherwise make determinations under our equity, incentive, retirement, and deferred compensation plans, to the extent provided in such plans;

•	determine performance goals and certify whether performance goals have been satisfied for incentive plans containing performance criteria;

•	periodically review and make recommendations to the Board concerning our equity, incentive, retirement, and deferred compensation plans;

•	review risks associated with compensation and assess those reasonably likely to have a material adverse effect on the Company;

•	periodically review and determine the form and amounts of director compensation; and
•	review and discuss with management the Compensation Discussion and Analysis disclosure regarding named executive officer compensation included in our annual Proxy Statement.

Nominating and Governance Committee: 5 Meetings Held in 2024

The Nominating and Governance Committee assists our Board in identifying individuals qualified to become directors, determining the size and composition of our Board and its committees, developing and implementing corporate governance guidelines, evaluating the qualifications and independence of directors on a periodic basis, and evaluating the overall effectiveness of our Board and its committees.

Pursuant to its charter, the Nominating and Governance Committee has the authority and responsibility to:

•

evaluate a candidate’s qualification based on a variety of factors, including such candidate’s integrity, reputation, judgment, knowledge, and diversity of background and experience, as well as our Board’s needs;

•	recommend qualified individuals for Board membership, including individuals suggested by directors and/or shareholders;

•	periodically review the size and responsibilities of our Board and its committees and recommend changes to our Board;

•	annually review and recommend committee slates and additional committee members to our Board as needed;

•	periodically review the Company’s sustainability strategy, initiatives and policies and receive updates on significant sustainability activities;

•	review, together with the full Board, the Company’s programs for the development and management of human capital;

•	annually review the Company’s Compliance Program and discuss potential revisions to the Company’s Code of Ethics;

•	develop and recommend to our Board a set of corporate governance guidelines and periodically review such guidelines and propose changes to our Board; and

Roper Technologies, Inc. 2025 Proxy Statement	15

BOARD COMMITTEES AND MEETINGS (CONTINUED)

•	develop and recommend to our Board an annual self-evaluation process for our Board and its committees and administer and oversee the evaluation process.

Executive Committee: No Meetings Held in 2024

The Executive Committee has the authority to exercise all powers of the Board between regularly scheduled Board meetings.

16	Roper Technologies, Inc. 2025 Proxy Statement

DIRECTOR COMPENSATION

Compensation for our non-employee directors is governed by our Director Compensation Plan, which is a sub-plan of our 2021 Incentive Plan. The Director Compensation Plan permits recognition of the Board’s instrumental contribution to Roper’s long-term success and creation of superior shareholder value. Over the past 15 years, our shareholders have earned a cumulative 983.7% return – compared to the S&P 500’s 602.7% return. Compensation paid to our directors reflects the significant time commitment and effort associated with serving on our Board, in addition to numerous Committee meetings throughout the year. These time commitments, together with our focus on capital deployment for software and technology enabled product companies, and continual market developments present unique challenges to recruiting individuals capable of adding value to our high-growth, asset-light, diversified enterprise. Despite these challenges, in the past seven years, we have added four new independent directors to the Board bringing needed key skills, strengths and capabilities to the Board. Going forward, the Board will continue to insist on the high standards of qualifications that are in place.

Consistent with Roper’s long-standing “pay-for-performance” philosophy, the Director Compensation Plan ties director compensation directly to the Company’s stock performance, closely aligning the financial interests of our directors with those of our shareholders. Directors receive limited cash retainers and no perquisites (such as deferred compensation benefits), and instead receive a higher percentage of their compensation in shares of Company stock. The compensation paid under the Director Compensation Plan is summarized in the table below.

2024 Annual Equity Award

Economic value of $385,000 (based on the closing price of the Company’s stock on the date of grant) • Award vests 50% on the six-month anniversary of the grant date and 50% on the day prior to the next Annual Meeting of Shareholders	$385,000

2024 Annual Cash Retainer

Cash Retainer	$60,000

2024 Supplemental Annual Cash Retainers

Independent Chair	$125,000

Chair of Audit Committee	$5,000

Chair of Compensation Committee	$5,000

Chair of Nominating and Governance Committee	$5,000

We also reimburse our directors for reasonable travel expenses incurred in connection with attendance at Board, Committee and shareholder meetings and other Company business. In addition, the cash retainer and the number of equity awards granted are prorated for any new director appointed during the year based on the number of full months such director serves as a non-employee director during the year.

Roper Technologies, Inc. 2025 Proxy Statement	17

DIRECTOR COMPENSATION (CONTINUED)

Mr. Hunn is an employee of our Company and did not receive any compensation for his service as a director. His compensation is set forth in the “Executive Compensation” section below.

2024 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Shellye L. Archambeau	65,000	385,000		450,000

Amy Woods Brinkley	185,000	385,000		570,000

Irene M. Esteves	60,000	385,000		445,000

Robert D. Johnson	60,000	385,000		445,000

Thomas P. Joyce, Jr.	60,000	385,000		445,000

John F. Murphy	40,000	450,000	(2)	490,000

Laura G. Thatcher	65,000	385,000		450,000

Richard F. Wallman	65,000	385,000		450,000

Christopher Wright	60,000	385,000		445,000

(1)

The dollar values shown represent the grant date fair values for restricted stock or RSUs, as the case may be, granted to these directors during 2024, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The restricted stock and RSUs generally vest in equal increments 50% six months from the date of grant and 50% on the day prior to the 2024 Annual Meeting.

(2)	Includes partial year award granted in 2024 in connection with Mr. Murphy’s appointment to the Board of Directors on April 8, 2024.

Our share ownership and retention guidelines for non-employee directors require each director to own shares of our common stock with a value of at least 10 times the annual cash base retainer, or $600,000 in value, within five years of becoming a director. Until the ownership requirements are met, non-employee directors are required to retain 60% of any shares they receive under our Director Compensation Plan. Each of our directors is in compliance with these guidelines.

18	Roper Technologies, Inc. 2025 Proxy Statement

BENEFICIAL OWNERSHIP

Beneficial ownership is determined in accordance with SEC rules. Under the rules, the number of shares beneficially owned by a person and the percentage of ownership held by that person includes shares of common stock that could be acquired upon exercise of an option within sixty days, although such shares are not deemed exercised and outstanding for computing the percentage of ownership held by any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

The following table shows the beneficial ownership of Roper common stock as of March 31, 2025 by (i) each of our director nominees, (ii) each named executive officer in the “2024 Summary Compensation Table,” (iii) all of our current directors and executive officers as a group, and (iv) all persons who we know are the beneficial owners of five percent or more of Roper common stock. Except as noted below, the address of each person in the table is c/o Roper Technologies, Inc., 6496 University Parkway, Sarasota, Florida 34240.

Name of Beneficial Owner	Beneficial Ownership of Common Stock(1)(2)	Percent of Class

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	9,946,612	(3)	9.3%

BlackRock, Inc. 50 Hudson Yards, New York, NY, 10001	9,638,792	(4)	9.0%

T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	6,537,372	(5)	6.1%

Shellye L. Archambeau	7,103		*	*

Amy Woods Brinkley	16,309		*	*

Jason P. Conley	101,937		*	*

Irene M. Esteves	2,689		*	*

L. Neil Hunn	515,663	(6)	*	*

Robert D. Johnson	3,867		*	*

Thomas P. Joyce, Jr.	2,689		*	*

John F. Murphy	821		*	*

Laura G. Thatcher	20,249		*	*

Richard F. Wallman	20,187		*	*

Christopher Wright	48,782	(7)	*	*

John K. Stipancich	101,645		*	*

All current directors and named executive officers as a group (12 individuals)	841,941		*	*%
**	Less than 1%.

(1)

Includes the following shares that could be acquired on or before May 30, 2025 upon exercise of stock options issued under Company plans as follows: Mr. Conley (70,242), Mr. Hunn (335,544), Mr. Stipancich (62,713), and all current directors and executive officers as a group (468,499). Holders do not have voting or investment power over unexercised option shares.

(2)

Includes the following shares of unvested restricted stock held by directors and named executives officers over which they have sole voting power but no investment power: Ms. Brinkley (352), Mr. Conley (8,815), Mr. Hunn (32,665), Mr. Murphy (352), Mr. Stipancich (8,110), Ms. Thatcher (352), and Mr. Wallman (352). The total for all current directors and executive officers as a group is (50,998).

(3)

Based on information reported on Schedule 13G/A filed with the SEC on February 13, 2024, as of December 29, 2023, The Vanguard Group (“Vanguard”) beneficially owned 9,946,612 shares of Roper common stock with shared voting power over 131,576 shares, sole dispositive power over 9,511,976 shares, and shared dispositive power over 434,636 shares.

(4)

Based on information reported on Schedule 13G/A filed with the SEC on January 25, 2024, as of December 31, 2023, BlackRock, Inc. (and certain of its subsidiaries) beneficially owned 9,638,792 shares of Roper common stock with sole voting power over 8,851,717 shares and sole dispositive power over 9,638,792 shares.

(5)

Based on information reported on Schedule 13G/A filed with the SEC on November 14, 2024, as of September 30, 2024, T. Rowe Price Associates, Inc. beneficially owned 6,537,372 shares of Roper common stock with sole voting power over 6,343,733 shares and sole dispositive power over 6,508,478 shares.

Roper Technologies, Inc. 2025 Proxy Statement	19

BENEFICIAL OWNERSHIP (CONTINUED)

(6)

Includes 92,808 shares held by a limited partnership which is owned 49.5% by a trust created by Mr. Hunn, 49.5% by a trust created by Mr. Hunn’s spouse, and 1% by an LLC which serves as the general partner of the limited partnership. The LLC is owned 50% by Mr. Hunn’s trust and 50% by Mr. Hunn’s spouse’s trust. Mr. Hunn serves as the sole manager of the LLC.

(7)

Includes 14,500 shares held by an LLC of which Mr. Wright is a managing member, and in which he retains a continuing beneficial ownership of 1%. The shares held by the LLC are held in a margin account. In addition, 31,095 shares directly held by Mr. Wright are held in a margin account.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors, executive officers, and greater than 10% shareholders to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports filed electronically with the SEC and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% shareholders were complied with in fiscal year 2024, except for the inadvertent late Form 4 reports relating to (i) a gift of 235 shares by director Christopher Wright and, (ii) a gift of 940 shares by director Shellye Archambeau.

20	Roper Technologies, Inc. 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information about our compensation objectives and policies for our CEO and other executive officers included in the Summary Compensation Table and referred to in this CD&A as “named executive officers.” Our named executive officers for 2024 are:

•	L. Neil Hunn, President and Chief Executive Officer;
•	Jason P. Conley, Executive Vice President and Chief Financial Officer; and
•	John K. Stipancich, Executive Vice President, General Counsel and Corporate Secretary.

OVERVIEW

With the goal of generating long-term value for our shareholders, we maintain an executive compensation program designed to:

•

attract and retain executives with the leadership skills, attributes, and experience necessary to succeed in an enterprise with Roper’s unique strategic focus, capital deployment strategy, and broad portfolio diversity;

•	motivate executives to demonstrate exceptional personal performance and perform consistently at or above the levels that we expect, over the long-term and through a range of economic cycles;

•	link compensation to the achievement of goals and objectives that we believe best correlate with the creation of long-term shareholder value; and

•

compensate executives in a manner consistent with private equity opportunities in light of their dual obligations for (i) supervising the operating performance of our diverse set of 28 businesses, and (ii) effectively deploying capital to acquire high-quality companies consistent with our strategic focus.

To achieve these objectives our compensation program combines annual and long-term components, cash and equity, and fixed and variable elements, with a bias toward long-term equity awards tied closely to driving growth and shareholder returns. Our executive compensation program rewards our executive officers when they help increase long-term shareholder value, achieve annual business goals, effectively deploy capital, and successfully execute other strategic objectives.

2024 Financial Performance

In 2024, following the completion of our portfolio transformation we continued to demonstrate the resilience of our operating model and produced another year of strong results.(1)

•	GAAP revenue increased 14% to $7.04 billion and organic revenue increased 6%;

•	Adjusted EBITDA increased by 13% to $2.83 billion;

•	Adjusted operating cash flow increased 16% to $2.39 billion and adjusted free cash flow increased 16% to $2.28 billion;

•

We deployed $3.6 billion of capital toward vertical software acquisitions, highlighted by Procare Solutions, a leading provider of software and solutions to early childhood education centers, for $1.86 billion and Transact Campus, a leading provider of innovative campus technology and integrated payment solutions, for $1.60 billion, which was combined with our CBORD business;

•	First quarter 2025 shareholder return of 13.6%, compared to -4.3% for the S&P 500; and

•	Our annual dividend increased by 10%, increasing for the 32nd consecutive year.

(1)

This financial information is presented on a continuing operations basis and an adjusted (non-GAAP) basis. A reconciliation from non-GAAP financial measures to the most comparable GAAP measure and other related information is available in “Appendix A—Reconciliations”.

Roper Technologies, Inc. 2025 Proxy Statement	21

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

CREATING SHAREHOLDER VALUE

The creation of shareholder value is the foundation and driver of our executive compensation program and corporate strategy. The compensation of our named executive officers is closely aligned with the long-term interests of our shareholders.

Superior Long-Term Returns for Roper Shareholders¹

Roper is proud of its long track record of superior returns for its shareholders. Roper has outperformed the S&P 500 over the past 10 and 15 years.

Period	Compound Annual Shareholder Return		Total Shareholder Return (TSR)
	Roper	S&P 500	Roper	S&P 500

Q1 2025	N/A	N/A	13.6%	-4.3%

1-Year	-4.1%	25.0%	-4.1%	25.0%

3-Years	2.4%	8.9%	7.5%	29.3%

5-Years	8.6%	14.5%	50.9%	97.0%

10-Years	13.4%	13.1%	252.7%	242.5%

15-Years	17.2%	13.9%	983.7%	602.7%

22	Roper Technologies, Inc. 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

As outlined in the graph below, $100 invested in Roper at the end of 2001 would have yielded an investor $2,748 as of March 31, 2025, compared to only $763 for the same investment in the S&P 500.

Roper Compared to S&P 500 Cumulative Total Shareholder Return

[$100 invested at end of 2001]

Roper
TECHNOLOGIES
S&P 500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Q1'25

¹	All periods ending December 31 of the referenced year (except as otherwise indicated).

Focus on Cash Generation

We believe that cash generation is the best overall measure of our performance and far superior to other traditional financial metrics. Through a combination of strategic and operational excellence and disciplined capital deployment, Roper has historically delivered meaningful year-over-year increases in free cash flow. After servicing debt obligations and returning capital to our shareholders through dividends, we deploy excess cash flow to acquire high-quality companies with significant cash generation potential. We then provide these companies with oversight, guidance, and incentive systems to help drive profitable growth in our unique operating structure. This strategy has proven to be successful over the long-term, generating a compound annual shareholder return of 17.2% over the past 15 years.

Roper Technologies, Inc. 2025 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Strong 2024 Performance for Roper

Roper experienced another solid year highlighted by strong operational and strategic execution. Our strategic focus on asset-light, diversified technology businesses and our ability to generate and compound cash flow delivered another strong year of performance.(1)

•	GAAP revenue increased 14% to $7.04 billion with organic revenue up 6%

•	Adjusted EBITDA increased 13% to $2.83 billion

•	Adjusted operating cash flow increased 16% to $2.39 billion and adjusted free cash flow increased 16% to $2.28 billion

•	Deployed $3.6 billion of capital toward vertical software acquisitions, highlighted by Procare

Solutions, a leading provider of software and solutions to early childhood education centers, for $1.86 billion, and Transact Campus, a leading provider of innovative campus technology and integrated payment solutions, for $1.60 billion, which was combined with our CBORD business

•	First quarter 2025 shareholder return of 13.6%, compared to -4.3% for the S&P 500

•	Annual dividend increased by 10%, increasing for the 32nd consecutive year

(1)

This financial information is presented on a continuing operations basis and an adjusted (non-GAAP) basis. A reconciliation from non-GAAP financial measures to the most comparable GAAP measure and other related information is available in “Appendix A—Reconciliations”.

Simple Strategy Rigorously Applied Drives Powerful Value Creation

Roper has a simple and successful business model that is unique among vertical software and technology-enabled products companies. We operate high-margin, high cash-generating, asset-light businesses across a wide range of diverse end-markets. Our high-performing businesses generate excess free cash flow that our executive team deploys to acquire additional high-performing businesses. This creates a “compounding effect” for cash flow that drives long-term value creation. Despite completing the divestiture of businesses that represented over 30% of our 2019 revenue in 2022, our adjusted free cash flow increased from $800 million in 2014 to $2.282 billion in 2024 (on a continuing operations basis), a compound annual growth rate of 11% driven by our combination of outstanding business performance and value-creating capital deployment.(2)

Note: Free Cash Flow = Cash from Operations less Capital Expenditures less Capitalized Software Expenditures.

(2)

This financial information is presented on an adjusted (non-GAAP) and consolidated basis. A reconciliation from non-GAAP financial measures to the most comparable GAAP measure and other related information is available in “Appendix A—Reconciliations”.

24	Roper Technologies, Inc. 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Market Capitalization Growth

Roper’s market capitalization has increased approximately $51 billion since January 2010.*

Roper Market Capitalization
($ in billions)
$60
$55
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$-
$4.9
$1.0
$7.2
$2.3
$8.4
$1.1
$11.0
$2.6
$13.8
$2.8
$15.7
$1.9
$19.1
$3.5
$(0.6)
$18.6
$26.5
$7.9
$27.6
$1.1
$36.9
$9.3
$45.2
$8.3
$51.9
$6.7
$(6.1)
$45.8
$58.2
$12.4
$(2.5)
$55.7
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024

*	Chart reflects ending period as December 31, 2024.

Roper Technologies, Inc. 2025 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Acquisition-Focused Capital Deployment

We deploy the majority of our free cash flow toward acquisitions to generate long-term growth and create long-term shareholder value. Our CEO and other top executives are responsible for the disciplined deployment of capital through acquisitions. As such, our executives must be well-versed at improving operations and optimizing capital deployment, as both are significant contributors to value creation for our shareholders.

OVERVIEW OF OUR EXECUTIVE COMPENSATION PROGRAM

Consideration of Say-on-Pay Vote

At the 2024 Annual Meeting of Shareholders, over 89% of the votes cast were in favor of the advisory vote to approve our named executive officer compensation, compared to over 93% in 2023, and over 90% in 2022. The Compensation Committee believes the Say-on-Pay vote continues to reflect the solid support of our shareholders for our long-standing pay-for-performance philosophy and approach of integrating executive compensation with our value creation model, as well as for recent changes to our executive compensation program. As we did in 2023, we reached out to eight of our largest shareholders who we believed voted against the compensation program to better understand and address their concerns.

Roper has implemented numerous changes over the past several years to our executive compensation program to help ensure it remains closely aligned with the long-term interests of our shareholders:

•	100% of restricted shares and restricted stock units are performance-based, with all vesting contingent upon meeting multi-year objective financial performance requirements.

•	Only stock options, which are inherently performance-based, vest by continued time-based service alone.

•	Equity awards made to all named executive officers may vest only at the end of a three-year period.

•	Dividends on restricted shares and dividend equivalents on restricted stock units are not paid until the shares are earned and are forfeited if shares are not earned.

•

Starting in 2024, we began using adjusted net earnings together with a relative total shareholder return modifier for our long-term stock incentives to more closely align the long-term program with our future growth ambitions and to be reflective of the cost of capital utilized to support our strategic objectives. We also incorporated an opportunity to achieve a maximum potential payout of 200% of the target opportunity for exceptional growth. Long-term stock incentives granted prior to 2024 used multi-year cumulative EBITDA and relative operating cash flow margin performance requirements.

•

Additionally in 2024, we began using growth in adjusted EBITDA as the performance metric for our annual cash incentive program to more closely align the program with our revised strategy for enhanced growth and reflect peer compensation practices. We also incorporated an opportunity to achieve a maximum potential payout of 150% of the target opportunity to further incent growth.

•	96% of our CEO’s compensation is subject to performance risk and tied to financial results and stock price.

26	Roper Technologies, Inc. 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Checklist of Compensation Practices

Consistent with shareholder interests and market best practices, positive features of our executive compensation program are identified below, as well as problematic pay practices we do not undertake:

What We Do	What We Don’t Do

✓  Substantially all compensation for named executive officers is tied to performance.

✓  Performance-based vesting requirements apply to 100% of restricted stock and restricted stock unit awards (no time vesting alone).

✓  Robust share ownership and retention guidelines.

✓  A “clawback” policy to recoup certain erroneously paid cash and equity compensation, and a supplemental clawback policy adopted in 2024 allowing the Board to seek recoupment of incentive-based compensation (cash or equity, including time-based equity) from its executive officers in the event of certain misconduct.

✓  Risk assessment review as part of risk mitigation process.

✓  Independent compensation consultant retained by the Compensation Committee.

Ò  No payment of dividends or dividend equivalents on performance-based restricted stock or restricted stock unit awards until earned.

Ò  No defined-benefit pension plan or SERPs for named executive officers.

Ò  No “single trigger” equity vesting upon change-in-control.

Ò  Severance pay is very limited, as is the use of employment agreements.

Ò  No hedging or pledging of Company stock is permitted (with the exception of the number of shares pledged as of the date of the adoption of the policy in January 2015 for one independent director).

Ò  No excise tax gross-ups on change-in-control payments.

Ò  No re-pricing of underwater stock options or cash buy-outs without shareholder approval.

Ò  No granting of stock options with an exercise price less than fair market value at grant.

Objectives of our Executive Compensation Program

Our compensation program for our named executive officers reflects our business needs, market requirements, and challenges in creating long-term shareholder value, and is designed to:

•	Drive long-term performance for the benefit of shareholders.

•	Emphasize equity compensation to align named executive officers’ interests with those of shareholders.

•

Provide compensation levels competitive with publicly traded companies and private equity firms. This enables us to recruit and retain seasoned leadership capable of effectively deploying capital, while driving and managing a diversified technology company that competes in a wide variety of end markets.

•	Maintain flexibility to adjust to changing business needs in a fast-paced business environment.

•	Simplify compensation design to promote transparency and facilitate ease of administration and communication.

•	Solicit and consider the views of our shareholders.

•	Adhere to the highest legal, governance, and ethical standards.

Roper Technologies, Inc. 2025 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

(CONTINUED)

ELEMENTS OF COMPENSATION
Our executive compensation program consists of several elements, each with an objective that fits into our overall program to provide an integrated and competitive total pay package.

Long-Term Stock Incentives
Equity compensation is the largest and most important form of pay for our named executive officers as it achieves many of our key compensation objectives:

•	Tie pay to performance by linking compensation to shareholder value creation and achievement of pre-established and objective performance criteria.

•	Align named executive officers’ interests with those of shareholders while reinforcing a long-term planning horizon.

•	Attract named executive officers, particularly those interested in building long-term value for shareholders.

•	Retain named executive officers and reward continued service by ensuring the forfeiture of awards prior to satisfaction of three-year service requirements.
To determine the appropriate value of an equity award, the Compensation Committee considers the compensation practices of its peers as well as an executive’s individual performance and relative responsibilities.
We use two types of equity awards:
Stock Options
The exercise price of stock options is set at the market closing price of our common stock on the date of grant, which provides an incentive to grow shareholder value and requires continued service over multiple years to realize any gains. Stock options generally vest on the third anniversary of the grant date.
Performance-Based Restricted Stock Units
In addition to continued service, the vesting of restricted stock units is 100% contingent on the Company attaining specific,

pre-established

and objective performance goals, as specified by the Compensation Committee. Dividend equivalents are withheld and paid only to the extent the shares are actually earned by performance. Performance-based restricted stock units are intended to encourage the retention of named executive officers, provide a continuing incentive to increase shareholder value, and further align our named executive officers’ interests with shareholder interests.
Equity Grant Timing
Beginning with 2023, annual equity grants of performance-based restricted stock or restricted stock units and stock options are awarded to our named executive officers at the regularly scheduled committee meeting in March of each year, to coincide with the timing of annual equity awards made to other equity recipients. As a general matter, the Compensation Committee does not take material nonpublic information into account when determining the timing and terms of stock option awards. The grant timing described above is used to provide for a routine and regular grant practice regarding all employees’ stock options, and in order to make sure that the existence (or lack thereof) of material non-public

information is not a factor in decisions about the timing or size of stock option grants. Similarly, the Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2024, the Company did not grant options to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form

10-Q

or Form

10-K,

or the filing or furnishing of any Company Form

8-K

that disclosed any material

non-public

information.
The exercise price for stock options is set at the market closing price of Roper common stock on the date of grant. From time to time the Compensation Committee may grant additional awards in connection with promotions or increased responsibilities as well as to newly hired employees.
We use two types of cash payments:
Cash Incentives
Cash incentives support the achievement of our business strategies by tying a portion of compensation to the achievement of established financial objectives and assist in attracting named executive officers due to their market prevalence. Cash incentives are capped to avoid an excessive short-term focus and potentially excessive risk-taking. Annual cash incentives for named executive officers, including our CEO, are tied to annual performance.

28	Roper Technologies, Inc. 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Base Salary

Base salary is fixed cash compensation that reflects level and scope of responsibility, experience, and skills as well as market practices. The Compensation Committee reviews each named executive officer’s base salary annually as well as in connection with a promotion or other change in responsibilities. Salary adjustments are usually effective as of January 1.

Other Pay Elements

Roper does not provide supplemental pensions and other compensation not tied to performance. The additional items summarized below represent only a small portion of our named executive officers’ total compensation.

Retirement Benefits

•

Named executive officers may participate under the same terms as other eligible employees in a 401(k) plan that provides employer contributions capped at 7.5% of cash compensation, subject to limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”).

•

To provide financial planning flexibility, we maintain a Non-Qualified Retirement Plan, under which named executive officers may elect to defer cash compensation. This plan is intended to provide deferred compensation benefits that would have been earned under the tax-qualified 401(k) plan but for certain limitations imposed by the Code. For more information on this plan, see the “Executive Compensation—2024 Non-Qualified Deferred Compensation” section below.

Perquisites and Other Benefits

Perquisites and other non-cash benefits offered to named executive officers include limited personal use of company aircraft and financial planning assistance (for Mr. Hunn only), and an automobile allowance and periodic medical physicals. Club memberships are permitted when they have a business purpose.

Severance and Change in Control Provisions

We have letter agreements only with Messrs. Hunn and Stipancich. These arrangements provide severance benefits in the event of termination of employment under certain circumstances, including in connection with a change in control. For a description of these agreements and payments under various termination scenarios, see the “Executive Compensation—Potential Payments upon Termination or Change in Control” section below.

Double Trigger Equity Vesting

In regard to equity awards, we use a “double trigger” approach to vesting upon a change in control, rather than providing for vesting solely upon a change in control (“single trigger”), because we believe it provides adequate protection and reduces potential costs for a possible acquirer of the Company. See the “Executive Compensation—Potential Payments upon Termination or Change in Control” section below for additional detail.

No Excise Tax Gross-Ups

A named executive officer may be subject to excise taxes on benefits received in relation to a change in control of the Company. We do not provide excise-tax gross-ups to named executive officers (which would place the named executive officer in the same tax position as if the excise tax did not apply).

Roper Technologies, Inc. 2025 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Mix of Total Compensation

Compensation for our named executive officers encourages a long-term focus and closely aligns with shareholder interests. For 2024, the total direct compensation at target that was at risk and tied to stock price and performance objectives was 96% for the CEO, and 90% on average for our other named executive officers.

2024 Total Direct Compensation Mix

COMPENSATION PROCESS

Compensation Committee Oversight

The Compensation Committee oversees our executive compensation program to appropriately compensate our named executive officers, motivate our named executive officers to achieve our business objectives, and align our named executive officers’ interests with those of our shareholders. The Compensation Committee reviews each element of compensation for each named executive officer and determines any adjustments to compensation structure and levels in light of various considerations, including:

•	The scope of the named executive officer’s responsibilities, performance, and experience as well as competitive compensation levels.

•	Our financial results against prior periods.

•	The structure of our compensation program relative to sound risk management, as discussed with management.

•	The results of the advisory shareholder vote on the compensation of our named executive officers and input from shareholders.

•	Competitive pressures from private equity and capital deployment companies, as well as market practices and external developments generally.

•	The utilization of a compensation consultant who provides extensive external analysis of named executive officer compensation of industry peer group companies for comparison purposes.

30	Roper Technologies, Inc. 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The Compensation Committee has maintained a simple program that drives long-term performance and superior value creation for shareholders enabling Roper to attract, retain, and motivate an outstanding leadership team.

Compensation Consultant

The Compensation Committee has retained the services of Compensia, a national compensation consulting firm, (the “Consultant”), to closely monitor developments and trends in executive compensation and to provide recommendations for appropriate adjustments to the Company’s compensation program, policies and practices in line with the Company’s business and talent strategies and investor expectations.

•

The Consultant is independent, reports directly to the Chair of the Compensation Committee and has never performed other work for the Company. Each year the Compensation Committee confirms that its engagement of the Consultant does not raise any conflicts of interest, and consistent with prior years, for 2024 there were no conflicts of interest.

•

The Consultant attends all meetings of the Compensation Committee where evaluations of the effectiveness of our overall executive compensation program are conducted or where compensation for named executive officers is analyzed or approved.

•	The Chair of the Compensation Committee meets with the Consultant in advance of committee meetings and confers with the Consultant between meetings.

•

The Consultant assists in gathering and analyzing market data on compensation levels and provides expert knowledge of marketplace trends and best practices relating to competitive pay levels as well as developments in regulatory and technical matters.

Roles of Our Named Executive Officers

While the Compensation Committee is ultimately responsible for making all compensation decisions affecting our named executive officers, our CEO participates in the process because of his close day-to-day association with the other named executive officers and his knowledge of the Company’s diverse business operations.

•

Our CEO discusses with the Compensation Committee the performance of the Company and of each named executive officer, including himself. The CEO also discusses with the Compensation Committee the performance of other key executives.

•

The CEO makes recommendations on the components of compensation for the named executive officers, other than himself, but does not participate in the portion of the Compensation Committee meeting regarding the review of his own performance or the determination of the actual amounts of his compensation.

Our Chief Financial Officer and our Controller also assist the Compensation Committee as an information resource in regard to metrics related to incentive compensation. Our General Counsel also provides support to the Committee, as needed, with respect to his areas of expertise.

Comparative Compensation Information

Market pay levels and practices, including those of a self-selected peer group, are among many factors the Compensation Committee considers in making compensation decisions.

Roper Technologies, Inc. 2025 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Purpose

•

We review market-based comparative compensation information to provide an external frame of reference on range and reasonableness of compensation levels and practices. Market information is used as a data point in decision-making, and not as a primary factor.

Challenges

•

Our high-margin, high-cash generative, asset-light business model and diversified end-markets make it challenging to select peers using traditional criteria, such as revenue, industry codes or competitors. Roper’s 28 operating businesses have peers that can be assigned by industry, but at the enterprise level Roper has no peers that match our diverse set of businesses and unique operating model. Given our valuation relative to revenue, using only revenue in measuring Roper’s size understates the relative market value of Roper and is therefore a poor indicator. Likewise, comparing Roper against a peer group selected primarily on the basis of GICS code classification can lead to inappropriate comparisons, particularly in light of Roper’s diverse business mix and private equity-like business model.

Private Equity

•

Given the capital deployment responsibilities of our named executive officers and the private equity-like nature of our business, we consider the compensation levels and practices used by private equity firms that offer comprehensive programs, which often include co-investment and leveraged carried-interest opportunities. While Roper’s operating model is closely akin to that of private equity firms, we do not allow our named executive officers to co-invest in Company investments, nor do they benefit from carried-interest tax treatment. Our compensation practices often compete with private equity opportunities when recruiting and retaining talented professionals who possess deep expertise in both operations and capital deployment.

2024 Peer Group

Our self-selected peer group reflects our continued strong growth, sustained value creation, continuing expansion into software and technology-driven businesses, market valuation relative to revenues and gross investment, and intense competition with private equity for talent and investment opportunities. Roper’s decision and subsequent transformation to focus on software and technology-enabled products has changed the performance of the Company significantly. Today, approximately 76% of Roper’s revenue is derived from our software businesses. In addition, Roper’s historical growth and exceptional shareholder returns are in part the result of Roper’s capital deployment strategy. All of these facts make it continually difficult to select appropriate peers. For 2024, the Committee added Cadence Design Systems, Inc. and Zoom Communications, Inc. to the self-selected peer group to more closely align the peer group with the Company’s portfolio of businesses and removed Motorola Solutions, Inc. from the self-selected peer group. At the time of peer company selection, the Committee determined that the self-selected peer group was appropriate based on its review of both financial and non-financial characteristics. The 2024 peer companies are listed below along with various size indicators.

32	Roper Technologies, Inc. 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Market Capitalization(1) ($ millions)	Enterprise Value(1) ($ millions)	Revenue(2) ($ millions)	Net Income(2) ($ millions)	Global Industry Classification Standard (GICS) Sub-Industry

Salesforce, Inc.	CRM	$285,042	$283,892	$37,895	$6,197	Application Software

Adobe Inc.	ADBE	$190,729	$191,575	$21,525	$5,560	Application Software

Intuit Inc.	INTU	$171,606	$176,039	$17,167	$3,037	Application Software

Cadence Design Systems, Inc.	CDNS	$ 68,664	$ 68,506	$ 4,641	$1,055	Application Software

Autodesk, Inc.	ADSK	$ 58,955	$ 59,628	$ 6,118	$1,112	Application Software

ANSYS, Inc.	ANSS	$ 29,210	$ 28,578	$ 2,545	$ 576	Application Software

Zoom Communications, Inc.	ZM	$ 19,317	$ 14,794	$ 4,665	$1,010	Application Software

Boston Scientific Corporation	BSX	$153,171	$164,107	$16,746	$1,853	Health Care Equipment

Stryker Corporation	SYK	$147,362	$156,989	$22,595	$2,993	Health Care Equipment

ServiceNow, Inc.	NOW	$191,531	$188,493	$10,984	$1,425	Systems Software

Palo Alto Networks, Inc.	PANW	$126,084	$123,737	$ 8,571	$1,255	Systems Software

KKR & Co.	KKR	$120,438	$194,423	$23,383	$3,076	Asset Management & Custody Banks

Blackstone Inc.	BX	$117,553	$218,197	$12,459	$2,777	Asset Management & Custody Banks

Ares Management Corporation	ARES	$ 34,890	$ 49,042	$ 4,215	$ 433	Asset Management & Custody Banks

The Carlyle Group Inc.	CG	$ 18,002	$ 26,142	$ 5,293	$1,020	Asset Management & Custody Banks

Veeva Systems Inc.	VEEV	$ 36,389	$ 31,398	$ 2,656	$ 666	Health Care Technology

Median		$118,995	$140,363	$ 9,777	$1,340

Roper	ROP	$ 62,767	$ 70,402	$ 7,039	$1,549	Application Software

Source: FactSet

(1)	As of 2/28/25
(2)	Last four quarters available as of 2/28/25

Long-Term Measurement Period

A long-term performance period most accurately portrays Roper’s relative performance. Over shorter periods, performance comparisons can be skewed by temporary or volatile market dynamics and relative over- or under-performance by Roper’s peers in any particular period. In contrast, Roper has historically delivered consistently strong performance with less volatility than many of its peers, thus comparing other companies’ short-term performance to that of Roper can generate misleading or distorted results.

Roper Technologies, Inc. 2025 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

CEO Compensation

The Compensation Committee considers many factors in determining the compensation of Roper’s CEO, and believes the compensation for the position is reasonable, appropriate, and aligned with shareholders’ best interests.

Broad Responsibilities and Effective Leadership

Mr. Hunn joined Roper in 2011, and continues to play a key role in developing and implementing the capital deployment process under which Roper has invested tens of billions of dollars in acquisitions that have generated sustained superior returns for shareholders. Following his appointment as CEO and President in September 2018, Mr. Hunn has led the Company’s capital deployment efforts and has continued to build and champion Roper’s sustainable high-performance and entrepreneurial culture. Prior to his appointment as CEO, Mr. Hunn served as the Company’s first Chief Operating Officer.

Outstanding Performance and Value Creation

Beginning in 2003, Roper has undergone a business transformation with increasing cash return on investment and increasing margins, providing a platform for continuing growth and future value creation for shareholders. Mr. Hunn made significant contributions to this effort since joining the Company and led the Company’s recent portfolio transformation strategy to reduce the cyclicality and asset intensity of the enterprise.

Alignment with Shareholder Value Creation

Mr. Hunn’s compensation is closely tied to the performance of the Company. In 2024, approximately 86% of his total direct compensation was tied to equity awards. This tight alignment between compensation and share price creates a strong incentive to profitably grow the enterprise.

External Comparisons

Compensation for Roper’s CEO is within the range for Roper’s self-selected peers and high-performing chief executive officers of publicly traded companies. Among private equity firms, compensation for Roper’s CEO is below levels that would be expected for commensurate levels of performance. Further, we believe that compensation for our CEO has been reasonable and reflects the value created for shareholders over both the short- and long-term.

In early 2024, the Compensation Committee reviewed Mr. Hunn’s compensation compared to similarly situated CEOs and decided to maintain his salary and his annual bonus opportunity at $1,000,000, and 200% of his base salary, respectively. The Committee increased Mr. Hunn’s total target direct compensation by approximately 4%, with such increase allocated 25% to stock options and 75% to performance-based RSUs.

Internal Pay Equity

The Compensation Committee considers the scope of responsibilities, experience, and performance of our executive officers and believes all named executive officers are appropriately compensated from an internal pay equity perspective. Specific considerations in regard to the CEO’s compensation include the breadth of his responsibilities and his leadership role in developing and executing Roper’s business strategy. Consistent with Roper’s lean organization, we made a conscious decision to not have many traditional corporate staff positions and levels. While contributing to low corporate overhead, Roper’s decentralized model results in operating business leaders who are highly compensated but are not currently named executive officers. In addition to rigorous executive development programs for key employees who may become executive officers, the Compensation Committee monitors compensation of other key Company leaders against external and internal standards. This supports our succession planning process and ensures its continuing effectiveness.

ANALYSIS OF 2024 COMPENSATION

This section discusses compensation actions taken in 2024 for our named executive officers, as reported in the “Executive Compensation” section below.

Base Salary

In early 2024, the Compensation Committee increased the salaries of two of our named executive officers to reflect market practice and continued strong performance: Mr. Conley from $675,000 to $710,000, and Mr. Stipancich from $800,000 to $835,000. Mr. Hunn’s salary remained unchanged at $1,000,000.

34	Roper Technologies, Inc. 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Annual Cash Incentive

Incentive Opportunities

Annual cash incentive opportunities for 2024 for our named executive officers, expressed as a percentage of base salary (as established in early 2024) were set as follows: Mr. Hunn (200%), Mr. Conley (125%) and Mr. Stipancich (125%). Opportunities are reflective of market practice and were maintained at the same percentages as 2023.

Funding Schedule

In 2024, the Committee revised the annual cash incentive opportunity to align the program with the Company’s revised strategy for enhanced growth and more closely reflect peer compensation practices. The Company will now use growth in adjusted EBITDA (as opposed to adjusted net earnings) as the applicable cash incentive performance metric. The program has been further revised to incentivize and reward exceptional growth. As in prior years, target-level performance remains at 10% growth (though in adjusted EBITDA instead of adjusted net earnings), and the Company must achieve a threshold of at least 3% growth in adjusted EBITDA for any bonus to be earned. However, there is additional opportunity if growth exceeds the 10% target as set forth below:

•	Growth of 14% in adjusted EBITDA will result in an incremental 20% of the target incentive opportunity being earned; and

•

Growth of 18% in adjusted EBITDA will result in an incremental 30% of the target incentive opportunity being earned, for a total maximum potential payout capped at 150% of the target annual cash incentive opportunity.

Straight-line interpolation will be used to determine the amount of bonus earned between all three targets.

For 2024, the Company’s adjusted EBITDA, was $2.832 billion (representing a 12.8% increase over the prior year); accordingly, the Compensation Committee approved payment of 114.1% of the bonus opportunity. The performance bonuses to our named executive officers for 2024 are shown below and in the 2024 Summary Compensation Table below under the “Non-Equity Incentive Plan Compensation” column. A reconciliation of 2024 adjusted EBITDA is available in “Appendix A – Reconciliations.”

Roper Technologies, Inc. 2025 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

2024 Annual Cash Incentive Schedule

Adjusted EBITDA is earnings before interest, income-related taxes, depreciation and amortization, increased or reduced to eliminate the effects of extraordinary items, discontinued operations, restructuring of debt obligations, gains on asset dispositions, asset write-downs or impairment charges, acquisition-related expenses on completed acquisitions, litigation settlements and judgments, reorganization and restructuring programs, financial impacts associated with minority investments, and non-recurring or special items (as discussed in the Company’s quarterly earnings releases).

Potential Threshold Annual Cash Incentive	Potential Target Annual Cash Incentive	Potential Maximum Annual Cash Incentive	Actual Annual Cash Incentive Payment

Mr. Hunn	$600,000	$2,000,000	$3,000,000	$2,282,000

Mr. Conley	$266,250	$ 887,500	$1,331,250	$1,012,638

Mr. Stipancich	$313,125	$1,043,750	$1,565,625	$1,190,919

Long-Term Stock Incentives

We award both stock options and performance-based restricted stock units to our named executive officers. In combination, we believe these awards provide a balanced focus on sustainable long-term shareholder value creation and retention of key executives. The value of the awards is reflective of market practice within our compensation peer group. Prior to 2024, we used adjusted EBITDA and relative operating cash flow (less: capital expenditures and capitalized software) as the metrics for determining the vesting of performance-based restricted stock awards as these two metrics have been strongly correlated with the value our shareholders received from Company performance. Starting in 2024, we began using adjusted net earnings and relative total shareholder return as the metrics as such aligns with our future growth ambitions and reflects the cost of capital utilized to support our strategy. In addition, in 2024 the Committee revised the performance-based restricted stock unit program to further incentivize superior performance and align with peer compensation practices. Under the revised program the named executive officers will have the opportunity to vest in up to 200% of their target long-term restricted stock unit awards.

The target value of the awards granted to our named executive officers in March 2024 is set forth below. The total target value of awards for 2024 increased 4.6% for Mr. Hunn, 20.0% for Mr. Conley, and 21.7% for Mr. Stipancich, reflecting their respective significant contributions with respect to the continued development and implementation of Roper’s strategic capital deployment process and aligning their compensation closer to that of the market for executives with similar responsibilities.

36	Roper Technologies, Inc. 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Fiscal 2024 Long-Term Equity Awards

Value of Stock Options	Value of Performance- Based Restricted Stock Units*	Total Target Value of Awards

Mr. Hunn	$4,847,000	$14,542,000	$19,389,000

Mr. Conley	$1,500,000	$ 4,500,000	$ 6,000,000

Mr. Stipancich	$1,400,000	$ 4,200,000	$ 5,600,000

*

The value of the award granted is based on the weighted average closing price for the Company’s common stock over the 15 trading days ending on the date of grant, which is reflected in the minor discrepancies in the amounts reported under the “Stock Awards” column in the Summary Compensation Table.

These awards are shown in the 2024 Grants of Plan-Based Awards table.

The stock options generally vest on the third anniversary of the date of grant.

Revised Long-Term Metrics. In 2024, the Committee replaced cumulative adjusted EBITDA as a performance metric with a three-year adjusted net earnings1 compound annual growth rate (“CAGR”), and the Committee has eliminated the relative cash flow metric. The Committee has determined that an adjusted net earnings CAGR better aligns with Roper’s strategy of delivering consistent organic growth and disciplined capital deployment while reflecting the cost of capital utilized to support the Company’s strategy. Vesting of the 2024 target level performance-based restricted stock unit awards will be contingent on the Company delivering a specified CAGR for adjusted net earnings for the 36-month performance period subject to a relative TSR performance modifier. If the Company achieves flat growth in adjusted net earnings then the unmodified vesting for the restricted stock units is 35% of target. If the Company achieves between 3% and 10% in adjusted net earnings CAGR then the unmodified vesting is 100% of target.

Overdrive Opportunity. The named executive officers may vest in additional shares up to an incremental 100% of their target-level number of shares (the “Overdrive Shares”) if the adjusted net earnings CAGR for the three-year performance period exceeds 10% as set forth below:

•	If the Company achieves a 14% CAGR of adjusted net earnings over the performance period, 40% of the Overdrive Shares shall vest; and

•	If the Company achieves an 18% CAGR or higher of adjusted net earnings, an additional 60% of the Overdrive Shares shall vest.

Straight-line interpolation will be used to determine the number of shares that vest between all target ranges (beginning at 10% CAGR with respect to Overdrive Shares).

TSR Modifier. The total number of performance-based shares (including Overdrive Shares) that vest, if any, will be subject to modification based on the Company’s relative total shareholder return (“TSR”) over the 36-month performance period as follows:

•	If the Company’s TSR is at or below the 30th percentile of the S&P 500, the number of shares vesting will be reduced by 25%;

[1]

Adjusted net earnings is net earnings from continuing operations increased or reduced to eliminate the effects of extraordinary items, accounting changes, financial impacts associated with minority investments, gains or losses from dispositions and associated income taxes, restructuring of debt obligations, asset dispositions, asset write-downs or impairment charges, acquisition-related expenses on completed acquisitions, acquisition-related intangible amortization, litigation settlements and judgments, reorganization and restructuring programs, and non-recurring or special items (as discussed in the Company’s quarterly earnings releases).

Roper Technologies, Inc. 2025 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•	If the Company’s TSR is at the 55th percentile of the S&P 500, no adjustment to the number of shares vesting shall be made; and

•

If the Company’s TSR is at or exceeds the 80th percentile of the S&P 500, an additional 25% of the shares shall vest. However, in no event will vesting of target shares and overdrive shares exceed 200% of the target shares awarded.

Pro-rated vesting using straight-line interpolation between the 30th and 80th percentiles of relative TSR shall be used to determine the applicable vesting percentage. However, in no event will a named executive officer earn more than 200% of their target-level shares.

Metric Adjustment Applicable to 2025 Awards. For 2025, the Committee has adopted more rigorous performance criteria with respect to the entry point for vesting of 35% of the target award and the threshold for vesting of 100% of the target award. The enhanced rigor will require the Company to generate an approximate incremental $60 million of adjusted net earnings for the performance period (in addition to the higher baseline from using 2024 as the baseline versus 2023).

Prior Long-Term Stock Incentive Awards

January 2022 Awards

In January 2022, Messrs. Hunn, Conley and Stipancich were awarded 29,403, 5,607, and 5,607 performance-based restricted shares, respectively, subject to the below performance criteria for the 36-month performance period of October 2021 through September 2024. These performance-based restricted shares vested in November 2024 following the Compensation Committee’s certification of the satisfaction of both of the performance criteria above the target payout threshold.

Performance Criteria	Weight	Minimum Threshold for Payout	Performance for Target Payout	Actual Performance

Adjusted EBITDA*	50%	$5.635 billion	$6.035 billion	$7.275 billion

Adjusted Operating Cash Flow*	50%	50th Percentile	75th Percentile	92nd Percentile
*	As described above.

38	Roper Technologies, Inc. 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

ADDITIONAL INFORMATION ABOUT OUR PROGRAM

Other arrangements and considerations important to a shareholder’s understanding of our overall executive compensation program are described below.

Share Ownership and Retention Guidelines

We believe named executive officers should have a significant equity interest in the Company. To promote equity ownership and further align the interests of our named executive officers with those of our shareholders, we adopted share ownership and retention guidelines for our named executive officers. The guidelines are expected to be achieved within five years. Until the ownership requirements are met, a named executive officer must retain 60% of any applicable shares received (on a net after tax basis) under our equity compensation program. At the end of fiscal 2024, all named executive officers were in compliance with our share ownership guidelines.

Position	Share Ownership Multiple

CEO	7 times base salary
Other Named Executive Officers	3 times base salary

Shares Included	Shares Not Included

• Shares in which the executive or his or her spouse or child has a direct or indirect interest; and • Shares owned in 401(k), savings, and profit sharing plans.	• Vested or unvested stock options; and • Unvested performance-based equity awards.

Roper Technologies, Inc. 2025 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Anti-Hedging and Anti-Pledging Policy

We prohibit our named executive officers and directors from engaging in transactions involving derivative instruments with respect to Company securities, and other securities immediately convertible or exchangeable into Company securities, and from pledging shares of Company common stock. The numbers of shares pledged as of the date of the adoption of the policy in January 2015 are excepted from this policy. Consistent with this exception, as of March 31, 2025, Christopher Wright directly held 31,095 shares in a margin account. In addition, 14,500 shares indirectly held by Mr. Wright (of which he has continuing beneficial ownership of 1%) are also held in a margin account. Mr. Wright is the only individual to whom this exception applies.

“Clawback” Policy

We maintain and operate a Compensation Clawback Policy (the “Clawback Policy”), which complies with the final rules and listing standards promulgated and adopted by the SEC and Nasdaq. The Clawback Policy provides for the prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the Clawback Policy is in general limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.

In general, we may utilize a broad range of recoupment methods under the Clawback Policy. The Clawback Policy does not condition clawback on the fault of the executive officer, but we are not required to clawback amounts in limited circumstances where the Compensation Committee has made a determination that recovery would be impracticable and: (1) we have already attempted to recover such amounts but the direct expenses paid to a third-party in an effort to enforce the Clawback Policy would exceed the amount to be recovered, (2) the recovery of amounts would violate applicable home country law, or (3) the recovery would cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code and applicable regulations. Operation of the Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. We may not indemnify any such executive officer against the loss of such recovered compensation.

The Board also maintains and operates a supplemental clawback policy with broad discretion, allowing the Board to seek recoupment of incentive-based compensation (cash or equity, including time-based equity) from its Section 16 officers in the event of misconduct, including (i) willfully failing to perform his or her duties, (ii) willfully engaging in fraud or breach of his or her fiduciary duties, (iii) willfully violating the Company’s Code of Ethics or engaging in gross misconduct which is materially injurious to the Company, and (iv) committing a felony or offense involving moral turpitude.

Regulatory Considerations

Effective for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act changed certain aspects of executive compensation, including elimination of a Company’s ability to deduct “performance-based” compensation in excess of $1 million to named executive officers under Section 162(m) of the Code. We will continue to consider tax implications in making compensation decisions and, when believed to be in the best long-term interests of our shareholders, we may provide compensation that is not fully deductible.

In making decisions about executive compensation, we also consider the impact of other regulatory provisions, including Section 409A of the Code regarding non-qualified deferred compensation and Section 280G of the Code regarding compensation pursuant to a change in control. We also consider how various elements of compensation will impact our financial results. For example, ASC Topic 718, the accounting standard that determines the cost to be recognized for equity awards, is considered when awarding stock options, restricted stock awards, and restricted stock unit awards.

40	Roper Technologies, Inc. 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2024, Mses. Thatcher and Brinkley and Messrs. Johnson, Joyce and Wright served on the Compensation Committee. No member of the Compensation Committee was, during 2024, an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K under the Securities Act of 1933 (the “Securities Act”). During 2024, none of the Company’s executive officers served on either the board of directors or the compensation committee of any other entity, any officers of which served on either the Board of Directors or the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024.

Submitted by:

Laura G. Thatcher, Chair

Amy Woods Brinkley

Robert D. Johnson

Thomas P. Joyce, Jr.

Christopher Wright

Roper Technologies, Inc. 2025 Proxy Statement	41

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned by our named executive officers in the fiscal years noted.

2024 Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(1)(3) ($)	All Other Compensation(4) ($)	Total Compensation ($)

L. Neil Hunn	2024	1,000,000	15,023,657	4,847,184	2,282,000	533,781	23,686,622
President and Chief	2023	1,000,000	13,982,907	4,632,002	21,168,465	512,211	41,295,585
Executive Officer	2022	1,000,000	13,896,152	4,632,053	2,000,000	365,160	21,893,365

Jason P. Conley	2024	710,000	4,649,142	1,499,975	1,012,638	165,304	8,037,059
Executive Vice President	2023	675,000	3,773,437	1,250,053	843,750	149,571	6,691,811
and Chief Financial Officer	2022	605,000	2,649,924	874,971	756,250	140,993	5,027,138

John K. Stipancich	2024	835,000	4,338,897	1,399,988	1,190,919	172,125	7,936,929
Executive Vice President,	2023	800,000	3,471,648	1,150,007	1,000,000	163,687	6,585,342
General Counsel and Corporate Secretary	2022	770,000	2,649,924	920,000	962,500	184,500	5,486,924

(1)	Amounts shown for 2024 include, as applicable, deferrals to the 401(k) plan and the Non-Qualified Retirement Plan.

(2)

The dollar values shown for 2024 represent the grant date fair values for restricted stock units and option awards calculated in accordance with ASC Topic 718. The assumptions used in determining the grant date fair values of these option awards are set forth in Note 12 to our consolidated financial statements for 2024, which are included in our Annual Report on Form 10-K for the fiscal year ended 2024 filed with the SEC. There is no assurance that these amounts will be realized. The restricted stock unit awards are all subject to performance-based vesting criteria. The value of restricted stock units in the table assumes target performance. The values of the restricted stock units granted in fiscal 2024 at the grant date if the highest level of performance conditions were to be achieved would be as follows: Mr.Hunn—$30,047,314; Mr. Conley—$9,298,284; and Mr. Stipancich—$8,677,794. The performance-based criteria for awards granted in 2024 are described in the CD&A under “Analysis of 2024 Compensation—Long-Term Stock Incentives,” and the vesting schedule for awards granted in 2024 is set forth in the notes to the 2024 Outstanding Equity Awards at Fiscal Year End table below.

(3)

The amounts in this column for 2024 reflect payments made pursuant to our cash incentive program, which is described above in the CD&A under “Analysis of 2024 Compensation—Annual Cash Incentive,” and were based upon base salaries as of the beginning of the year.

(4)

Amounts reported in the “All Other Compensation” column for 2024 include the following items. In respect of any of these items that constitute perquisites, the value shown is the Company’s incremental cost.

Name	Club Memberships ($)	Personal Use of Aircraft(a) ($)	Company Car ($)	Additional Medical Services ($)	Financial Planning ($)	Contributions to Defined Contribution Plans(b) ($)
L. Neil Hunn	14,335	225,000	24,000	4,500	30,000	1,562,729
Jason P. Conley	15,351	-	30,000	3,500	-	116,453
John K. Stipancich	-	-	30,000	4,500	-	137,625

(a)

The incremental cost to the Company of the personal aircraft use is calculated by using the variable operating cost (including the cost of fuel, on-board meals, landing and parking fees, related ground transportation, trip-related maintenance, and crew travel expense) net of any applicable employee reimbursement. Because the aircraft is used predominately for business travel, we do not include in the calculation the fixed costs that do not change based on usage, such as crew salaries, aircraft insurance premiums, hanger lease payments, the lease or acquisition cost of the aircraft, and exterior paint, inspection and capital improvement costs intended to cover a multiple-year period. Maintenance costs incurred pursuant to contractual arrangements with the engine manufacturer, avionics manufacturer, and auxiliary power unit manufacturer are also excluded from the calculation.

(b)

Reflects contributions to the Non-Qualified Retirement Plan and the 401(k) plan. With respect to Mr. Hunn, $1,326,782 of the amount was included in the Summary Compensation Table for 2023 in connection with the payout of the five-year CEO Special Long-Term Cash Incentive.

42	Roper Technologies, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

2024 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers for the fiscal year ended December 31, 2024.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards:Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

L. Neil Hunn	03/12/2024				9,287	26,537	53,074			15,023,657
	03/12/2024							27,875(3)	555.20	4,847,184
	03/12/2024	600,000	2,000,000	3,000,000

Jason P. Conley	03/12/2024				2,874	8,212	16,424			4,649,142
	03/12/2024							8,626(3)	555.20	1,499,975
	03/12/2024	266,250	887,500	1,331,250

John K. Stipancich	03/12/2024				2,682	7,664	15,328			4,338,897
	03/12/2024							8,051(3)	555.20	1,399,988
	03/12/2024	313,125	1,043,750	1,565,625

(1)

For an explanation of the material terms, refer to the CD&A section above captioned “Analysis of 2024 Compensation—Annual Cash Incentive.” Amounts paid under this program for 2024 are set forth in the 2024 Summary Compensation Table.

(2)

The performance restricted stock units awarded to the named executive officers generally vest in March 2027. All awards are subject to the performance criteria described in the CD&A under “Analysis of 2024 Compensation—Long-Term Stock Incentives.” The threshold payout represents the number of shares that would vest upon the satisfaction of the threshold level of performance for the performance criteria. The maximum payout represents the number of shares that would vest upon the satisfaction of the maximum performance for the performance criteria. Dividend equivalents on restricted stock units will be paid only if the shares are earned by performance.

(3)

The stock options awarded to the named executive officers generally vest in March 2027. All stock options expire on the tenth anniversary of the grant. The exercise price of the stock options is 100% of the fair market value of our common stock on the date of grant.

(4)	The dollar values reflect the grant date fair value of the awards as calculated in accordance with ASC Topic 718.

Roper Technologies, Inc. 2025 Proxy Statement	43

EXECUTIVE COMPENSATION (CONTINUED)

2024 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2024 for the named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)

L. Neil Hunn	30,000		186.75	11/17/2025
	40,000		185.42	01/19/2027
	60,000		275.69	01/19/2028
	60,000		270.30	01/15/2029
	57,068		372.60	01/14/2030
	47,432		413.15	01/13/2031
		41,044(2)	464.52	01/12/2032
		35,928(3)	428.07	03/14/2033
		27,875(4)	555.20	03/12/2034
					59,202(5)(8)	30,776,160
Jason P. Conley	6,000		165.97	03/11/2025
	6,000		170.61	03/09/2026
	10,000		185.42	01/19/2027
	12,000		275.69	01/19/2028
	14,300		270.30	01/15/2029
	11,078		372.60	01/14/2030
	9,111		413.15	01/13/2031
		7,753(2)	464.52	01/12/2032
		9,696(3)	428.07	03/14/2033
		8,626(4)	555.20	03/12/2034
					17,027(6)(8)	8,851,486
John K. Stipancich	4,500		228.84	06/09/2027
	15,000		275.69	01/19/2028
	15,000		270.30	01/15/2029
	11,414		372.60	01/14/2030
	9,647		413.15	01/13/2031
		8,152(2)	464.52	01/12/2032
		8,920(3)	428.07	03/14/2033
		8,051(4)	555.20	03/12/2034
					15,774(7)(8)	8,200,114

(1)	Calculated by multiplying $519.85, the closing market price of our common stock on December 31, 2024, by the number of restricted shares and restricted stock units that have not vested.

(2)	These stock options were granted on January 12, 2022 with unexercisable shares vesting in January 2025.

(3)	These stock options were granted on March 14, 2023 with unexercisable shares vesting in March 2026.

(4)	These stock options were granted on March 12, 2024 with unexercisable shares vesting in March 2027.

(5)

This represents multiple restricted stock and restricted stock unit awards with the remaining shares of each grant vesting, subject to certification that applicable Company performance conditions have been met, as follows:

•	32,665 restricted shares granted on March 14, 2023 and vesting in March 2026; and

•	26,537 restricted stock units granted on March 12, 2024 and vesting in March 2027.

44	Roper Technologies, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

(6)

This represents multiple restricted stock and restricted stock unit awards with the remaining shares of each grant vesting, subject to certification that applicable Company performance conditions have been met, as follows:

•	8,815 restricted shares granted on March 14, 2023 and vesting in March 2026; and

•	8,212 restricted stock units granted on March 12, 2024 and vesting in March 2027.

(7)

This represents multiple restricted stock and restricted stock unit awards with the remaining shares of each grant vesting, subject to certification that applicable Company performance conditions have been met, as follows:

•	8,110 restricted shares granted on March 14, 2023 and vesting in March 2026; and

•	7,664 restricted stock units granted on March 12, 2024 and vesting in March 2027.

(8)	For all restricted stock and restricted stock unit awards granted, the vesting only occurs if the Compensation Committee certifies our Company’s attainment of related performance goals.

Roper Technologies, Inc. 2025 Proxy Statement	45

EXECUTIVE COMPENSATION (CONTINUED)

2024 Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)

L. Neil Hunn	30,000	12,482,091	29,403	15,904,377

Jason P. Conley	-	-	5,607	3,032,882

John K. Stipancich	-	-	5,607	3,032,882

No Pension Benefits

None of our named executive officers participates in a Company-sponsored defined-benefit pension plan.

2024 Non-Qualified Deferred Compensation

Pursuant to our Company’s Non-Qualified Retirement Plan, named executive officers may defer base salary and payments earned under the cash incentive program. Deferral elections are made by eligible executives before the beginning of each year for amounts to be earned in the following year. The executive may invest such amounts in funds that are substantially similar to those available under the 401(k) plan.

The following table sets forth certain information with respect to the Non-Qualified Retirement Plan for our named executive officers during the fiscal year ended December 31, 2024.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)

L. Neil Hunn	2,052,956	1,536,854	358,173	(721,774)	4,251,960

Jason P. Conley	281,677	90,578	209,416	(293,384)	3,323,852

John K. Stipancich	110,100	111,750	102,609	-	1,731,417

(1)

Amounts reflect participant deferrals under the Non-Qualified Retirement Plan during the fiscal year ended December 31, 2024 and all of these amounts are included in the Summary Compensation Table above in the “Salary” or “Non-Equity Incentive Plan Compensation” column as applicable.

(2)

Except with respect to $1,326,782 for Mr. Hunn, which was included in the Summary Compensation Table for 2023 in connection with the payout of the five-year CEO Special Long-Term Cash Incentive, the amounts in this column are included in the Summary Compensation Table in the “All Other Compensation” column.

(3)

No portion of these earnings was included in the Summary Compensation Table because the Non-Qualified Retirement Plan does not provide for “above-market” or preferential earnings as defined in applicable SEC rules.

(4)

Of the amounts reflected in this column, the following portions were reported in previous years’ Summary Compensation Tables for the named executive officers: Mr. Hunn, $2,922,783; Mr. Conley, $1,955,265; and Mr. Stipancich, $1,210,265.

Potential Payments upon Termination or Change in Control

The offer letters with Messrs. Hunn and Stipancich provide for certain benefits in the event of the termination of the officer’s employment under certain conditions. The amount of the benefits varies depending on the reason for termination, as explained below. In no event will excise tax gross-ups be paid in regard to a termination of employment related to a change in control.

46	Roper Technologies, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

Offer Letters to Messrs. Hunn and Stipancich

Mr. Hunn. Pursuant to an offer letter dated August 18, 2011, if Mr. Hunn’s employment were to be terminated without cause, he would be entitled to receive one year of medical benefit coverage and a severance payment equal to his then-current annual base salary.

Mr. Stipancich. Pursuant to an offer letter dated June 17, 2016, if Mr. Stipancich’s employment were to be terminated without cause, he would be entitled to receive one year of medical benefit coverage and a severance payment equal to his then-current annual base salary, plus a pro-rated bonus based upon Company performance.

Summary of Termination Payments and Benefits

The following tables summarize the value of the termination payments and benefits that each of our named executive officers would receive if he had terminated employment on December 31, 2024 under the circumstances shown. Scenarios for termination for cause, voluntary resignation, and retirement have not been included because, in those circumstances, no severance or other additional payments would be made to named executive officers. Scenarios for termination due to death or disability have not been included because they do not discriminate in scope, terms or operation in favor of named executive officers compared to the benefits offered to all salaried employees.

Roper Technologies, Inc. 2025 Proxy Statement	47

EXECUTIVE COMPENSATION (CONTINUED)

L. NEIL HUNN

Termination Scenario
Potential Payments Upon Termination or Change in Control	By Employee For Good Reason	By Company Without Cause	Change in Control(1)

Cash payments	$ -	$1,000,000	$ 1,000,000

Accelerated Equity Awards(2)(3)

2022 Stock Option Grant	-	-	2,270,965

2023 Stock Option Grant	-	-	3,297,472

2024 Stock Option Grant	-	-	-

2023 Restricted Stock Grant	-	-	16,980,900

2024 Restricted Stock Unit Award	-	-	13,795,259

Continued Medical Benefits	-	27,593	27,593

Total		$1,027,593	$37,372,189

JASON P. CONLEY

Termination Scenario
Potential Payments Upon Termination or Change in Control	By Employee For Good Reason	By Company Without Cause	Change in Control(1)

Cash payments	$ -	$ -	$ -

Accelerated Equity Awards(2)(3)

2022 Stock Option Grant	-	-	428,973

2024 Stock Option Grant	-	-	889,899

2024 Stock Option Grant	-	-	-

2023 Restricted Stock Grant	-	-	4,582,478

2024 Restricted Stock Unit Award	-	-	4,269,008

Continued Medical Benefits	-	-	-

Total	$ -	$ -	$10,170,358

JOHN K. STIPANCICH

Termination Scenario
Potential Payments Upon Termination or Change in Control	By Employee For Good Reason	By Company Without Cause	Change in Control(1)

Cash payments	$ -	$2,025,919	$ 2,025,919

Accelerated Equity Awards(2)(3)

2022 Stock Option Grant	-	-	451,050

2023 Stock Option Grant	-	-	818,678

2024 Stock Option Grant	-	-	-

2023 Restricted Stock Grant	-	-	4,215,984

2024 Restricted Stock Unit Award	-	-	3,984,130

Continued Medical Benefits	-	27,593	27,593

Total	$ -	$2,053,512	$11,523,354

(1)	Assumes employment is terminated involuntarily without cause.

48	Roper Technologies, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION (CONTINUED)

(2)	Based on closing market price of our common stock on December 31, 2024 of $519.85 per share.

(3)

Under the terms of our 2021 Incentive Plan, if within two years after a change in control, employment is terminated by the employee for good reason or by the acquirer without cause, or if the acquirer does not assume the awards upon a change in control, (i) outstanding stock options become fully exercisable, (ii) time-based vesting restrictions on outstanding restricted stock and restricted stock units lapse, and (iii) the target payout opportunities on outstanding performance-based restricted stock and restricted stock units shall be deemed to have been fully earned (subject to the conditions provided in the 2021 Incentive Plan).

CEO Pay Ratio

As required by SEC rules, we compared the total compensation of our CEO in 2024 to that of our median employee for the same period. Through our core human capital management system with supplementation from manual inputs, we collected information for our global workforce of 18,134 employees (12,061 of which are based in the United States), including our full-time, part-time and temporary workers, and excluded our employees in Germany (101) and France (94) under the de minimis exemption.

We identified our median employee as of December 31, 2024 by applying a consistent compensation measure for the period from January 1, 2024 to December 31, 2024 across our global employee population—annual salary or hourly pay, bonus and commissions (excluding equity compensation because inclusion of such would have had no impact on the determination of the median employee). We annualized the compensation for our full-time and part-time employees who were newly-hired in 2024. Our median employee’s total 2024 compensation was $95,181 and our CEO’s was $23,706,520 ($19,938 more than as reported in the Summary Compensation Table above due to the inclusion of certain employee benefits). Accordingly, our 2024 CEO to Median Employee Pay Ratio was 249:1.

SEC rules for identifying the median employee permit companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Consequently, the pay ratios reported by other companies may not be comparable to the pay ratio reported by Roper.

Roper Technologies, Inc. 2025 Proxy Statement	49

EXECUTIVE COMPENSATION
(CONTINUED)

Pay Versus Performance
As required by SEC Rules, we are providing the following information about the relationship between certain executive compensation and certain financial performance of our Company, illustrating pay versus performance, or PVP. For its Company Selected Measure (“CSM”) and an additional measure to show in this table, the Company has chosen Adjusted Free Cash Flow and Adjusted EBITDA, respectively.
PAY VERSUS PERFORMANCE

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income $ millions	Adjusted Free Cash Flow $ millions	Adjusted EBITDA $ millions
					Total Shareholder Return	S&P 500 IT

2024	$23,686,622	$14,635,756	$7,986,994	$5,748,204	$151	$300	$1,549	$2,282	$2,832

2023	$41,295,585	$58,797,192	$4,574,182	$7,665,126	$157	$219	$1,384	$1,962	$2,511

2022	$21,893,365	$ 8,358,572	$6,063,861	$3,431,516	$124	$139	$4,545	$1,490	$2,170

2021	$21,532,055	$34,591,237	$6,036,612	$8,448,612	$140	$194	$1,153	$1,598	$1,944

2020	$19,078,951	$36,516,078	$4,984,588	$9,144,533	$122	$144	$ 950	$1,273	$1,590

(1)	The principal executive officer (“PEO”) for each of 2024, 2023, 2022, 2021 and 2020 (each a “Covered Year”) is L. Neil Hunn.

(2)
The
non-PEO
named executive officers (the “other NEOs”) for Covered Years 2020, 2021, 2022, and 2023 are Jason P. Conley, Robert C. Crisci and John K. Stipancich. Mr. Conley and Mr. Stipancich are the other NEOs for Covered Year 2024.

(3)
Adjusted Free Cash Flow and Adjusted EBITDA are presented on a continuing operations basis and an adjusted
(non-GAAP)
basis. Reconciliations of these
non-GAAP
financial measures to the most comparable GAAP measures and other related information is available in “Appendix A—Reconciliations, Tables 1 and 2”.

Compensation Actually Paid (“CAP”) illustrated in the table above is calculated by making the following adjustments from the Summary Compensation Table (“SCT”) totals as follows:

Item and Value—Added (Deducted)	2024

For PEO:

-SCT “Stock Awards” column value	(15,023,657)

-SCT “Option Awards” column value	(4,847,184)

+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	16,178,883

+/- change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted prior to Covered Year	(4,554,750)

+/- change in fair value (from prior year-end to vesting date) of equity awards granted prior to Covered Year and vested in Covered Year	(804,158)

For Non-PEO Named Executive Officers (Average):

-SCT “Stock Awards” column value	(4,494,019)

-SCT “Option Awards” column value	(1,449,982)

+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	4,839,618

+/- change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted prior to Covered Year	(1,043,392)

+/- change in fair value (from prior year-end to vesting date) of equity awards granted prior to Covered Year and vested in Covered Year	(91,015)
Please note that while similar adjustment information was provided in the Company’s 2024 proxy statement for Covered Year 2023 and in the Company’s 2023 proxy statement for Covered Years 2020, 2021 and 2022, under

50	Roper Technologies, Inc. 2025 Proxy Statement

EXECUTIVE COMPENSATION
(CONTINUED)

applicable SEC guidance, repeating such adjustment information is not required in this Proxy Statement because in the Company’s view it is not material to the Company shareholders’ understanding of the information reported in the PVP table for 2024 or the relationships disclosures provided below.
The charts below describe the relationship between the PEO and other NEOs’ CAP to Net Income, to cumulative Company Total Shareholder Return, and to the Company’s two Company-selected measures, Adjusted Free Cash Flow and Adjusted EBITDA, plus the relationship between cumulative Company Total Shareholder Return and cumulative Peer Group Total Shareholder Return.

(1)	In 2022, the Company’s Net Income included a gain of $3,356 million related to the disposition of discontinued operations, net of tax.

(2)
In 2023, the Compensation Actually Paid to the PEO includes $17.8 million earned under the five-year CEO Special Long-Term Cash Incentive, plus $1.33 million in a company matching amount based on his deferral of a portion of such award.

Roper Technologies, Inc. 2025 Proxy Statement	51

EXECUTIVE COMPENSATION
(CONTINUED)

The following table lists the four financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our named executive officers for 2024 to our performance:

Adjusted Free Cash Flow
Adjusted EBITDA
Adjusted Net Earnings
Relative Total Shareholder Return

52	Roper Technologies, Inc. 2025 Proxy Statement

PROPOSAL 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are seeking your advisory vote approving the compensation of our named executive officers as disclosed in this Proxy Statement. We believe that our executive compensation program is structured in the best manner possible to support our business objectives, evidenced by the superior long-term returns we continue to deliver to our shareholders. Over the past 10 and 15 years, our compound annual return to shareholders was 13.4% and 17.2%, respectively, compared to the S&P 500’s return over the same periods of 13.1% and 13.9%, respectively.

Our executive compensation program is designed to provide competitive total compensation that is tied to the achievement of Company performance objectives and to attract, motivate and retain individuals who will build long-term value for our shareholders. See the “Proxy Statement Summary” and “Compensation Discussion and Analysis” above for key characteristics of our executive compensation program.

We are seeking shareholder approval of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this Proxy Statement is hereby APPROVED.

The vote on this proposal is advisory and non-binding; however, the Compensation Committee and our Board will review the results of the vote and consider them when making future determinations regarding our executive compensation program. We conduct this Say-on-Pay vote annually, and we expect to hold our next Say-on-Pay vote at the 2026 Annual Meeting.

The Board recommends a vote “FOR” the resolution approving, on an advisory basis, the compensation of the Company’s named executive officers.

Roper Technologies, Inc. 2025 Proxy Statement	53

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is currently comprised of five non-employee directors, each of whom has been determined by the Board of Directors to be independent under the Nasdaq and SEC rules. The Audit Committee’s responsibilities are set forth in its charter.

The Audit Committee oversees and reviews with the full Board of Directors any issues with respect to the Company’s financial statements, the structure of the Company’s legal and regulatory compliance, the performance and independence of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function. The Committee retains the Company’s independent registered public accounting firm to undertake appropriate reviews and audits of the Company’s financial statements, determines the compensation of the independent registered public accounting firm, and pre-approves all of their services. The Committee also periodically reviews the work performed by other public accounting firms retained by the Company to provide various financial and information technology services. The Company’s management is primarily responsible for the Company’s financial reporting process and for the preparation of the Company’s financial statements in accordance with GAAP. The Audit Committee maintains oversight of the independent registered public accounting firm by discussing the overall scope and specific plans for their audits, the results of their examinations, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting. The Audit Committee may delegate its duties and responsibilities to a sub-committee of the Committee.

The Audit Committee maintains oversight of the Company’s internal audit function by evaluating the appointment and performance of the Company’s Vice President of internal audit and periodically meeting with this individual to receive and review reports of the work of the Company’s internal audit department. The Audit Committee meets with management on a regular basis to discuss any significant matters, internal audit recommendations, policy or procedural changes and risks or exposures, if any, that may have a material effect on the Company’s financial statements.

The Audit Committee: (i) appointed and retained PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024; (ii) reviewed and discussed with the Company’s management the Company’s audited financial statements for the fiscal year ended December 31, 2024; (iii) discussed with PwC the matters required to be discussed by the Auditing Standard No. 1301, “Communication with Audit Committees,” issued by the Public Company Accounting Oversight Board (the “PCAOB”); (iv) received the written disclosures and the letter from PwC required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence,” and has discussed with PwC its independence from the Company and its management; (v) discussed matters with PwC outside the presence of management; (vi) reviewed internal audit recommendations; (vii) discussed with PwC the quality of the Company’s financial reporting; and (viii) reviewed and discussed with PwC the results of the audit of the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

In reliance on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.

AUDIT COMMITTEE

Richard F. Wallman, Chair

Irene M. Esteves

Thomas P. Joyce, Jr.

John F. Murphy

Christopher Wright

The foregoing report and other information provided above regarding the Audit Committee should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that Roper specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

54	Roper Technologies, Inc. 2025 Proxy Statement

INDEPENDENT PUBLIC ACCOUNTANT’S FEES

Set forth below are the professional fees billed by PwC for the fiscal years ended December 31, 2024 and 2023. It is the Audit Committee’s policy that all services performed by and all fees paid to the independent registered public accounting firm require the Audit Committee’s prior approval. As such, all audit, audit-related, tax, and other fees were pre-approved by the Audit Committee.

	Dollars in Thousands
Fees	FY 2024	FY 2023
Audit Fees(1)	$6,306	$5,546
Audit-Related Fees(2)	-	1,934
Tax Fees(3)	146	840
Total Fees	$6,452	$8,320
(1)

Aggregate fees from PwC for audit or review services in accordance with the standards of the PCAOB and fees for services, such as statutory audits and review of documents filed with the SEC. Audit fees also include fees paid in connection with services required for compliance with Section 404 of the Sarbanes-Oxley Act.

(2)

Aggregate fees from PwC for assurance and related services which primarily include, with respect to 2023, due diligence on acquisition targets and additional services related to the sale of a majority interest in our industrial businesses in 2022.

(3)	Tax fees include tax compliance, assistance with tax audits, tax advice and tax planning data.

As required by Section 10A(i)(1) of the Exchange Act, all audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to our independent registered public accounting firm which are subsequently ratified by the Audit Committee. In addition, pursuant to Section 10A(i)(3) of the Exchange Act, as amended, the Audit Committee has established procedures by which the Chair of the Audit Committee may pre-approve such services, provided the Chair subsequently reports the details of the services to the full Audit Committee. All audit-related fees, tax fees and all other fees, as described in the table above, were approved by the Audit Committee.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025

The Audit Committee has appointed PwC as our independent registered public accounting firm for the year ending December 31, 2025. Our Board of Directors recommends that the shareholders ratify this appointment. PwC has been our Company’s independent registered public accounting firm since May 2002. One or more representatives of PwC are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and respond to appropriate questions of shareholders in attendance. If this proposal does not pass, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee and the Board of Directors. Even if the proposal passes, the Audit Committee may decide to select another firm at any time.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Roper Technologies, Inc. 2025 Proxy Statement	55

ANNUAL MEETING AND VOTING INFORMATION

Our Company is soliciting the enclosed proxy for use at the 2025 Annual Meeting of Shareholders. This Proxy Statement and the enclosed proxy card are being mailed or otherwise made available to shareholders on or about April 25, 2025.

We are concurrently mailing or making available to shareholders a copy of our 2024 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Our Annual Report on Form 10-K and its exhibits are available at www.sec.gov. Our 2024 Annual Report and Annual Report on Form 10-K are not part of these proxy soliciting materials.

This Proxy Statement contains important information for you to consider when deciding how to vote. Please read this information carefully.

Q:	When is the Annual Meeting?

A:	Date & Time:

Tuesday, June 10, 2025 at 10:00 a.m. (Eastern) (and at any postponement or adjournments thereof)

Place:

The Westin Sarasota

100 Marina View Drive

Sarasota, Florida 34236

Q:	What is the purpose of this meeting?

A:	This is the Annual Meeting of our shareholders. At this meeting, we will be voting on the following matters:

1.	The election of nine director nominees;

2.	Approval of, on a non-binding advisory basis, the compensation of our named executive officers; and

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.

Our Board of Directors strongly encourages you to exercise your right to vote on these matters. Your vote is important. Voting early by Internet, telephone, or mailing proxy or voting instruction card helps ensure that we receive a quorum of shares necessary to hold the meeting.

Q:	What happens if additional matters are presented at the Annual Meeting?

A.

We are not aware of any matters to be acted upon at the Annual Meeting other than the proposals described in this Proxy Statement. The Board of Directors has named Michael R. Peterson and John K. Stipancich as proxy holders for this Annual Meeting. If for any reason a director nominee is not available as a candidate, the proxy holders may vote your shares for another candidate who may be nominated by the Board, or the Board may reduce its size.

All shares of our common stock represented by properly executed and unrevoked proxies will be voted by the person named as proxy holder in accordance with the instruction given. If no instructions are indicated on a proxy, properly executed proxies will be voted as follows:

FOR each director nominee;

FOR the approval of the compensation of our named executive officers; and

FOR the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.

56	Roper Technologies, Inc. 2025 Proxy Statement

Q:	Who may vote at the Annual Meeting?

A:

Only shareholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting or any postponed or adjourned meeting, and these shareholders will be entitled to vote whether or not they have transferred any of their shares of Roper common stock since that date.

Q:	What is the record date?

A:

Our Board has established the close of business on April 16, 2025 as the record date to determine the shareholders of record entitled to receive a notice of, and to vote at, our Annual Meeting or any postponement or adjournment thereof. On the record date, there were 107,519,731 shares of our common stock, $0.01 par value, outstanding and entitled to vote. Each share of our common stock is entitled to one vote that may be voted on each matter to be acted upon at this Annual Meeting.

Q:	What is a shareholder of record?

A:

A shareholder of record or a registered shareholder is a shareholder whose ownership of Roper Technologies, Inc. common stock is reflected directly on the books and records of our transfer agent, Computershare Trust Company, N.A. If you are a shareholder of record, we are providing these materials directly to you.

If you hold your shares of common stock through a bank, broker, or other intermediary, you are considered the “beneficial owner” of those shares held in “street name,” and you are not a shareholder of record. The shareholder of record of the shares is your bank, broker, or other intermediary. If your shares are held in street name, these proxy materials have been forwarded to you by your bank, broker, or other intermediary. As the beneficial owner, you have the right to instruct that institution on how to vote the shares you beneficially own.

Q:	How can I submit my vote?

A:

There are four ways to vote: by Internet, by telephone, by mail or in person. Submitting your proxy by Internet, telephone, or mail will not affect your right to attend the Annual Meeting and change your vote. Unless you are voting in person, your vote must be received by 11:59 p.m. Eastern Time on June 9, 2025.

•	By Internet. Have your proxy card available and log on to www.proxypush.com/ROP.

•	By Telephone. Have your proxy card available and call 866-829-5176 toll free (US only) from a touchtone telephone.

•	By Mail. Mark, date, sign, and promptly mail the enclosed proxy card in the postage-paid envelope provided for mailing in the United States.

•	In Person. You may vote by ballot in person at the Annual Meeting. Bring your proxy card if you received one by mail, otherwise we will provide shareholders of record a ballot at the Annual Meeting.

If your shares are held by a bank, broker, or other intermediary, that institution will provide voting instructions with the proxy materials. Please follow the voting instructions that you receive from that institution. Additionally, if you plan to vote in person at the Annual Meeting and your shares are held by a bank, broker, or other intermediary, you must obtain proof of stock ownership as of the record date and have a valid legal proxy from the institution that holds your shares.

Q:	What is a broker non-vote?

A:

If your shares are held in street name through a bank, broker, or other intermediary, you must provide voting instructions to that institution. Under the rules of the Nasdaq Global Select Market, if you do not provide voting instructions, the institution may vote in its discretion on routine proposals, but not on non-routine proposals, or leave the shares unvoted, which is called a “broker non-vote.”

The following proposals are not considered routine proposals, so banks, brokers, and other intermediaries do not have discretionary authority to vote on these matters if they have not received voting instructions from you: (i) the election of directors; and (ii) the advisory vote on the approval of the compensation of our named executive officers. The ratification of the appointment of the independent registered public accounting firm is considered a routine proposal, so if you do not provide voting instructions, the institution holding your shares may either leave the shares unvoted or vote the shares in its discretion. If your shares are held through a bank, broker, or other intermediary, please follow the voting instructions that you receive from that institution. The institution will be unable to vote

Roper Technologies, Inc. 2025 Proxy Statement	57

your shares on any of the proposals except the appointment of PwC unless you have provided voting instructions.

Q:	How are broker non-votes and abstentions treated?

A:

Broker non-votes are not treated as votes cast for purposes of the election of directors, so they will have no effect on the election of directors. Broker non-votes are not treated as entitled to vote for all other matters proposed for a vote at the meeting, so they will have no effect on those matters. Abstentions are not treated as votes cast for purposes of the election of directors, so they will have no effect on the election of directors. Abstentions are treated as present and entitled to vote so they will have the effect of a vote cast against the approval for all other matters proposed for a vote at the meeting.

Q:	What constitutes a quorum?

A:

To conduct business at our Annual Meeting, we must have a quorum of shareholders present. A quorum is present when a majority of the outstanding shares of stock entitled to vote as of the record date are represented in person or by proxy. Broker non-votes and abstentions will be counted toward the establishment of the quorum. If there is an insufficient number of shares represented for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be postponed or adjourned to permit the further solicitation of proxies.

Q:	How many votes are needed for each proposal?

A:

Our By-laws provide that each director will be elected by a majority of the votes cast with respect to such director (except in the case of contested elections, in which case directors are elected by a plurality). A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. Broker non-votes and abstentions will have no impact as they are not counted as votes cast for the election of directors. If an incumbent director fails to receive a majority of the votes cast, the director will tender his or her resignation to the Board. The Nominating and Governance Committee or another committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will publicly disclose its decision regarding the resignation within 90 days after the election results are certified.

The vote on the approval of compensation of our named executive officers is an advisory vote and non-binding on the Company. If the majority of the shares present in person or represented by proxy and entitled to vote are cast in favor of the proposal, then it will be deemed to be the approval of the shareholders. Abstentions will have the effect of a vote against the proposal. Broker non-votes will be excluded from the calculation and will have no effect on the outcome of the voting.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the ratification of the appointment of PwC as the independent registered accounting firm of the Company. Abstentions will have the effect of a vote against this proposal. This proposal is considered a routine matter on which the broker will have discretionary authority to vote on the proposal should a beneficial owner not provide voting instructions. For that reason, if you are a beneficial owner and you wish to vote “for,” “against” or “abstain” on this proposal, you will have to provide your broker with such instruction. Otherwise, your broker will vote in its discretion.

For all other matters proposed for a vote at the meeting, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the matter. Abstentions will have the effect of a vote against these proposals. Broker non-votes will have no effect on the outcome of the voting.

Q:	Is my proxy revocable?

A:

You may revoke your proxy before it is exercised by voting in person at the Annual Meeting, by timely delivering a subsequent proxy or by notifying us in writing of such revocation to the attention of the Corporate Secretary, Roper Technologies, Inc., 6496 University Parkway, Sarasota, Florida 34240.

If you are not the shareholder of record, you will need documentation from your record holder stating your ownership to vote personally at the Annual Meeting. See “What is a shareholder of record?” above.

58	Roper Technologies, Inc. 2025 Proxy Statement

Q:	What is “householding” and how does it affect me?

A.

The proxy rules of the SEC permit companies and intermediaries, such as brokers and banks, to satisfy Proxy Statement delivery requirements for two or more shareholders sharing an address by delivering one set of proxy materials to those shareholders. This procedure, known as “householding,” reduces the amount of duplicate information that shareholders receive and lowers our printing and mailing costs.

Certain intermediaries use householding for our proxy materials and our 2024 Annual Report. Therefore, only one set of materials may have been delivered to your address if multiple shareholders share the same address. If you share an address with another shareholder and wish to receive a separate set of materials in the future, or if you would like to receive only one set of materials, you should contact your bank, broker, or other intermediary or us at the address and telephone number below. We will promptly send a separate copy of this Proxy Statement or the 2024 Annual Report if you call us at 941-556-2601 or direct your request in writing to the attention of the Corporate Secretary, Roper Technologies, Inc., 6496 University Parkway, Sarasota, Florida 34240.

Q:	How can I find the voting results of the Annual Meeting?

A.

The Board of Directors has designated an inspector of election who will tabulate the votes submitted by proxy and by ballot. Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a

Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official voting results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q:	Who is paying for the expenses involved in preparing and mailing this Proxy Statement?

A:

Roper is paying the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies. Our directors, executive officers and other employees may solicit proxies, without additional compensation, personally or by telephone, email or other means of communication. We have also engaged MacKenzie Partners as the proxy solicitor for this Annual Meeting for a fee of approximately $17,500 plus reasonable expenses. We will reimburse banks, brokers, and other intermediaries, such as custodians, nominees and fiduciaries, that hold our common stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners.

Q:	What is your website for additional information?

A:	We maintain a website at www.ropertech.com. The information on our website is not part of this Proxy Statement, and it is not incorporated into any other filings we make with the SEC.

Roper Technologies, Inc. 2025 Proxy Statement	59

INFORMATION REGARDING THE 2026 ANNUAL MEETING OF SHAREHOLDERS

If you wish to submit a matter to be considered at the 2026 Annual Meeting of Shareholders, you must comply with the procedures set forth below. Any proposal or nomination to be made to the Company should be sent to:

Roper Technologies, Inc.
6496 University Parkway
Sarasota, Florida 34240
Attention: Corporate Secretary jstipancich@ropertech.com

•

Proxy Statement Proposals. If you intend to submit a proposal to be included in the Proxy Statement for the 2026 Annual Meeting of Shareholders, we must receive your proposal no later than December 26, 2025. All proposals must comply with the SEC regulations under Rule 14a-8 for including shareholder proposals in a company’s proxy material.

•	Director Candidate Nomination. Our By-laws set forth the procedures you must follow if you wish to nominate a director candidate in connection with the 2026 Annual Meeting of Shareholders.

Proxy Access to Include Nominees in our 2026 Proxy Statement. If you are a shareholder, or a group of up to 20 shareholders, owning 3% or more of our outstanding common stock continuously for at least three years and wish to nominate a director candidate and require us to include such nominee in our Proxy Statement and form of proxy, you must submit your request so it is received by the Company between November 26, 2025 and December 26, 2025, in accordance with our By-laws. The number of candidates that may be so nominated is limited to the greater of two or the largest whole number that does not exceed 20% of our Board, provided that the shareholder(s) and nominee(s) satisfy the requirements set forth in our By-laws. All proxy access nominations must be accompanied by information about the nominating shareholders as well as the nominees and meet the requirements specified in our By-laws, including the information specified under “Nominees Not for Inclusion in our 2026 Proxy Statement” below.

Nominees Not for Inclusion in our 2026 Proxy Statement. If you wish to nominate a director candidate in connection with the 2026 Annual Meeting of Shareholders and are not requiring that the nominee be included in our Proxy Statement, you must submit the nomination so it is received by the Company between February 10, 2026 and March 12, 2026, in accordance with our By-laws. The notice to nominate a person for election as a Company director must include a written statement setting forth: (i) the name of the person to be nominated; (ii) the number and class of all shares of each class of Company stock owned of record and beneficially by such person, as reported by such person to you; (iii) such other information regarding each nominee proposed by you as would have been required to be included in a Proxy Statement filed pursuant to the proxy rules of the SEC if the nominee had been nominated by the Board of Directors; (iv) such person’s signed consent to serve as a director of our Company if elected; (v) your name and address; (vi) the number and class of all shares of each class of Company stock owned of record and beneficially by such shareholder (and any beneficial owner on whose behalf the nomination is made); and (vii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, you (and any beneficial owner on whose behalf the proposal is made) with respect to Roper’s securities.

Universal Proxy Rules for Nominees. For all nominees, whether included in our Proxy Statement or otherwise, in addition to satisfying the requirements under our By-laws, if a shareholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive office no later than 60 calendar days prior to the one-year anniversary date of the Annual Meeting (for the 2026 Annual Meeting of Shareholders, no later than April 13, 2026).

60	Roper Technologies, Inc. 2025 Proxy Statement

If the date of the Annual Meeting is changed by more than 30 calendar days from such anniversary date, however, then the shareholder must provide notice by the later of 60 calendar days prior to the date of the 2026 Annual Meeting and the 10th calendar day following the date on which public announcement of the date of the 2026 Annual Meeting is first made.

•

Matters for Annual Meeting Agenda. If you wish to have other business (not the nomination of a director candidate) brought before the 2026 Annual Meeting of Shareholders, you must submit the proposal between February 10, 2026 and March 12, 2026, in accordance with our By-laws. If you intend to present the matter directly at the 2026 Annual Meeting of Shareholders, the notice must include: (a) the text of the proposal; (b) a brief statement of the reasons why you favor the proposal; (c) your name and address; (d) the number and class of all shares of each class of Company stock owned of record and beneficially by you (and any beneficial owner on whose behalf the proposal is made); (e) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, you (and any beneficial owner on whose behalf the proposal is made) with respect to Roper’s securities; and (f) if applicable, any material interest of you and such beneficial owner in the matter proposed (other than as a shareholder).

With respect to matters not included in the Proxy Statement but properly presented at the 2026 Annual Meeting of Shareholders, management generally will be able to vote proxies in its discretion if it receives notice of the proposal during the period specified above and advises shareholders in the Proxy Statement for the 2026 Annual Meeting of Shareholders about the nature of the matter and how management intends to vote on the matter, unless the proponent of the shareholder proposal: (a) provides us with a timely written statement that the proponent intends to deliver a Proxy Statement to at least the percentage of our voting shares required to carry the proposal; (b) includes the same statement in the proponent’s own proxy materials; and (c) provides us with a statement from a solicitor confirming that the necessary steps have been taken to deliver the Proxy Statement to at least the percentage of our voting shares required to carry the proposal.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be or is intended to be presented at the Annual Meeting.

By the Order of the Board of Directors

Amy Woods Brinkley

Chair of the Board of Directors

Dated: April 25, 2025

Roper Technologies, Inc. 2025 Proxy Statement	61

APPENDIX A—RECONCILIATIONS

Table 1: Adjusted revenue, EBITDA and EBITDA margin reconciliation ($M)

(from continuing operations)

	2021	2022	2023	2024

GAAP revenue	$4,834	$5,372	$6,178	$7,039
Purchase accounting adjustment to acquired deferred revenue	1	-	-	-

Adjusted revenue	$4,835	$5,372	$6,178	$7,039

GAAP earnings before income taxes	$1,032	$1,282	$1,743	$1,967
Interest expense	234	192	165	259
Depreciation	44	37	35	37
Amortization	572	613	720	776

EBITDA	$1,882	$2,124	$2,663	$3,039

Purchase accounting adjustment to acquired deferred revenue and commission expense	(5)	(5)	-	-
Restructuring-related expenses associated with the Syntellis (’23) and Transact (’24) acquisitions	-	-	9	9
Transaction-related expenses for completed acquisitions	-	5	8	8
Financial impacts associated with the minority investments in Indicor & Certinia	-	-	(165)	(235)
Gain on sale of non-operating assets	-	-	(3)	-
Gain on sale related to minority investment in Sedaru	(28)	-	-	-
Legal settlement charge	-	45	-	11
Impairment related to merger of Clinisys and Sunquest	94	-	-	-

Adjusted EBITDA	$1,944	$2,170	$2,511	$2,832

% of adjusted revenue	40.2%	40.4%	40.6%	40.2%
Table 2: Adjusted cash flow reconciliation ($M) (from continuing operations)
	2021	2022	2023	2024

Operating cash flow	$1,656	$607	$2,037	$2,393
Taxes paid in period related to divestitures	-	954	32	-

Adjusted operating cash flow	$1,656	$1,560	$2,070	$2,393
Capital expenditures	(28)	(40)	(68)	(66)
Capitalized software expenditures	(30)	(30)	(40)	(45)

Adjusted free cash flow	$1,598	$1,490	$1,962	$2,282

Roper Technologies, Inc. 2025 Proxy Statement	A-1

Table 3: 2014, 2019 and 2024 Adjusted cash flow reconciliation ($M)

	2014	2019	2024

Operating cash flow	$840	$1,462	$2,393

Taxes paid in period related to divestitures	-	39	-

Adjusted operating cash flow	$840	$1,501	$2,393

Capital expenditures	(38)	(53)	(66)
Capitalized software expenditures	(3)	(10)	(45)

Adjusted free cash flow	$800	$1,438	$2,282

Table 4: 2024 Adjusted net earnings reconciliation ($M)

(from continuing operations)

	2023	2024

GAAP net earnings	$1,368	$1,549
Restructuring-related expenses associated with the Syntellis (’23) and Transact (’24) acquisitions	7	7
Transaction-related expenses for completed acquisitions	6	6
Financial impacts associated with the minority investments in Indicor & Certinia	(135)	(182)
Gain on sale of non-operating assets	(3)	-
Legal settlement charge	-	9
Amortization of acquisition-related intangible assets	552	588

Adjusted net earnings	$1,795	$1,978

Table 5: 2024 Revenue reconciliation ($M)

(From continuing operations)

	2023	2024	V%
GAAP revenue	$6,178	$7,039	14%
Components of revenue growth
Organic			6%
Acquisitions/divestitures			8%
Foreign exchange			–%

Revenue growth			14%

Note: Numbers may not foot due to rounding.

A-2	Roper Technologies, Inc. 2025 Proxy Statement

Roper TECHNOLOGIES P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Roper Technologies, Inc. Annual Meeting of Shareholders For Shareholders of record as of April 16, 2025 Tuesday, June 10, 2025 10:00 AM, Eastern Time The Westin Sarasota, 100 Marina View Drive, Sarasota, Florida 34236 Internet: www.proxypush.com/ROP Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-829-5176 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 10:00 AM, Eastern Time, June 10, 2025. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Michael R. Peterson and John K. Stipancich (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Roper Technologies, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote (1) for the election of any person to the Board of Directors if any nominee named in the proxy statement becomes unable to serve or for good cause will not serve and (2) upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you hold shares in any Employee Stock Purchase Plan or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 11:59 PM, Eastern Time on June 8, 2025, or if no choice is specified, will be voted by an independent fiduciary. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this proxy card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Roper TECHNOLOGIES Roper Technologies, Inc. Annual Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of nine director nominees for a one-year term FOR AGAINST ABSTAIN 1.01 Shellye L. Archambeau 1.02 Amy Woods Brinkley 1.03 Irene M. Esteves 1.04 L. Neil Hunn 1.05 Robert D. Johnson 1.06 Thomas P. Joyce, Jr. 1.07 John F. Murphy 1.08 Laura G. Thatcher 1.09 Richard F. Wallman FOR AGAINST ABSTAIN 2. Advisory vote to approve the compensation of our named executive officers. 3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025. 4. The transaction of such other business as may properly come before the Annual meeting. FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date